UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Dine Brands Global, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2021 Annual Meeting and Proxy Statement

2021 PROXY STATEMENT

450 North Brand Boulevard

Glendale, California 91203

(866) 995-DINE

March 30, 2021

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Dine Brands Global, Inc., which will be held on Tuesday, May 11, 2021, at 8:00 a.m., Pacific Time, in a virtual format only at www.meetingcenter.io/265229604. At this year’s Annual Meeting, you will be asked to: (i) elect the ten directors identified in this proxy statement; (ii) ratify the appointment of Ernst & Young LLP as our independent auditor for 2021; and (iii) approve, on an advisory basis, the compensation of our named executive officers.

Whether or not you plan to attend the Annual Meeting virtually, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting. You can vote your shares over the Internet, by telephone or by using a traditional proxy card. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

We urge you to review carefully the proxy materials and to vote: FOR the election of each of the directors identified in this proxy statement; FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor; and FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Thank you for your continued support of and interest in Dine Brands Global, Inc. We look forward to seeing you on May 11th.

Sincerely yours,

Richard J. Dahl	John W. Peyton
Chairman of the Board of Directors	Chief Executive Officer

2021 PROXY STATEMENT

450 North Brand Boulevard

Glendale, California 91203

(866) 995-DINE

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2021

March 30, 2021

To the Stockholders of Dine Brands Global, Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Dine Brands Global, Inc., a Delaware corporation (the “Corporation”), will be held in a virtual format only at www.meetingcenter.io/265229604, on Tuesday, May 11, 2021, at 8:00 a.m., Pacific Time, for the following purposes as more fully described in the accompanying proxy statement:

(1)	To elect the ten directors identified in the proxy statement;

(2)	To ratify the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2021; and

(3)	To approve, on an advisory basis, the compensation of the Corporation’s named executive officers.

Only stockholders of record at the close of business on March 17, 2021, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

Bryan R. Adel

Senior Vice President, Legal, General Counsel and Secretary

2021 PROXY STATEMENT

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders

of Dine Brands Global, Inc.

to be Held on May 11, 2021

The notice of the Annual Meeting, proxy statement, 2020 annual report to stockholders and the means to vote by Internet are available at www.envisionreports.com/DIN.

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating, and returning the proxy card. If you did not receive a paper copy of the proxy statement with the proxy card and would like to vote by proxy card, please refer to the instructions on requesting a paper copy of these materials in this proxy statement. All stockholders are cordially invited to attend the Annual Meeting virtually. If you attend the Annual Meeting, you may vote through the virtual interface during the meeting if you wish, even if you have previously voted by another method.

2021 PROXY STATEMENT

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2021 PROXY STATEMENT
PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

450 North Brand Boulevard

Glendale, California 91203

(866) 995-DINE

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Q: Why am I receiving these materials?

A: Dine Brands Global, Inc. (the “Corporation”) has made these materials available to you on the Internet and by mail in connection with the Corporation’s solicitation of proxies for use at the 2021 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Tuesday, May 11, 2021, at 8:00 a.m., Pacific Time, and at any adjournment or postponement thereof. These materials were first sent or made available to stockholders on March 30, 2021. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Annual Meeting will be held in a virtual format only at www.meetingcenter.io/265229604.

Q: What is included in these materials?

A: These materials include:

•	This proxy statement for the Annual Meeting; and

•	The Corporation’s 2020 annual report to stockholders, which contains the annual report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”) on March 2, 2021.

Q: What items will be voted on at the Annual Meeting?

A: The Board of Directors is requesting that stockholders vote on the following three proposals at the Annual Meeting:

Proposal One: The election of the ten directors identified in this proxy statement.

Proposal Two: The ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2021.

Proposal Three: The approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.

Q: What are the voting recommendations of the Board of Directors?

A: The Board of Directors recommends that you vote your shares:

•	“FOR” the ten individuals nominated to serve as directors;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2021; and

•	“FOR” the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.

Q: Who is entitled to vote?

A: Only stockholders of record at the close of business on March 17, 2021 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 17,057,786 shares of common stock, par value $.01 per share (the “Common Stock”) outstanding. The holders of Common Stock are entitled to one vote per share. Stockholders of record of the Common Stock may vote their shares either at the Annual Meeting or by proxy.

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PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Q: What constitutes a “quorum”?

A: A quorum is necessary to hold a valid meeting of stockholders. A quorum exists if the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at the Annual Meeting are present at the virtual meeting or represented by proxy.

Q: How do I cast my vote?

A: There are four ways to vote:

•	By Internet. To vote by Internet, go to www.envisionreports.com/DIN. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time on May 10, 2021. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by Internet, do not return your proxy card or voting instruction card unless you intend to revoke your earlier vote. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank, or other holder of record for Internet voting instructions.

•	By Telephone. To vote by telephone, registered stockholders should dial 800-652-VOTE (8683) and follow the instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, May 10, 2021. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card unless you intend to revoke your earlier vote. If you hold your shares in street name, please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank, or other holder of record for telephone voting instructions.

•	By Mail. By signing the proxy card and returning it in the prepaid and addressed envelope enclosed with proxy materials delivered by mail, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. Stockholders are encouraged to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are ultimately unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•	At the Annual Meeting. The Annual Meeting will be held virtually by means of remote communication. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Corporation as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/265229604. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is DIN2021. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 8:00 a.m., Pacific time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by 11:59 p.m., Eastern Time on May 10, 2021.

Q: How do I register to attend the Annual Meeting virtually on the Internet?

A: If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Corporation’s stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on May 10, 2021.

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PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Dine Brands Global, Inc. Legal Proxy

P.O. Box 505008

Q: What happens if I do not give specific voting instructions?

A: If you do not give specific voting instructions, the following will apply:

Stockholders of Record. If you are a stockholder of record and properly sign and return a proxy card, but do not give specific voting instructions for each proposal, then the proxy holders will vote your shares as follows:

•	“FOR” the election of the ten individuals nominated to serve as directors;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2021; and

•	“FOR” the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the “NYSE”), the organization that holds your shares may generally vote on routine matters in its discretion (such as Proposal Two—ratification of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ended December 31, 2021) but cannot vote on non-routine matters (such as Proposal One—the election of the Corporation’s directors and Proposal Three—the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the tabulator of votes that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote” and will have no impact on the voting results of such proposal.

Accordingly, stockholders are urged to give their broker or bank instructions on voting their shares on all matters.

Q: How will my stock be voted on other business brought up at the Annual Meeting?

A: By signing and submitting your proxy card or voting your shares on the Internet or by telephone, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. As of the date of this proxy statement, the Corporation does not know of any other business to be considered at the Annual Meeting.

Q: Can I change my vote or revoke my proxy?

A: Yes. If you are a stockholder of record, you can change your vote at any time before it is voted at the Annual Meeting by entering a new vote using the Internet or telephone, by submitting a later-dated proxy card or by voting by ballot at the Annual Meeting. You may also revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Corporation or you can revoke your proxy by voting during the Annual Meeting. If you hold shares in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you register to attend the Annual Meeting and obtain a legal proxy from your broker or other nominee authorizing you to vote the shares.

Q: What vote is necessary to pass the items of business at the Annual Meeting?

A: Assuming a quorum is present at the Annual Meeting, the ten director nominees identified in this proxy statement will be elected if they receive a majority of the votes cast. This means that the individuals nominated for election to the Board of Directors (Proposal One) will be elected if the votes cast “FOR” such nominee’s election exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes have no effect on the proposal for the election of directors. Any nominee for director who receives a greater number of votes cast “AGAINST” his or her election than votes cast “FOR” such election is required to tender his or her resignation to the Nominating and Corporate Governance Committee of the Board of Directors within 15 days of the certification of the stockholder vote at the Annual Meeting. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the tendered resignation, and the Board of Directors will act on such recommendation within 90 days of the certification of the stockholder vote at the Annual Meeting.

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PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

The affirmative vote of a majority of the voting power of the stock present or represented by proxy and entitled to vote on the proposal is required to approve Proposal Two, the ratification of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2021 and Proposal Three, the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers. If you abstain from voting on these matters, the abstention will have the same effect as a vote against that proposal. Broker non-votes, if any, will have no effect on the outcome of the proposals.

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: Pursuant to rules adopted by the SEC, the Corporation has elected to provide access to its proxy materials via the Internet. Accordingly, the Corporation mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders on March 30, 2021. The Notice contains instructions on how to access the Corporation’s proxy materials, including this proxy statement and the Corporation’s 2020 annual report to stockholders. The Notice also contains instructions on how to vote. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail or electronically by email. The Corporation encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings. This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials on an ongoing basis, please follow the instructions included in the Notice. If you have previously elected to receive the Corporation’s proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q: What are the costs of this proxy solicitation and who will bear them?

A: The Corporation will bear the expense of printing, mailing, and distributing these proxy materials and soliciting votes. In addition to using the mail, the Corporation’s directors, officers, employees, and agents may solicit proxies by personal interview, telephone, or otherwise, although they will not be paid any additional compensation. The Corporation will request brokers and nominees who hold shares of the Corporation’s Common Stock in their names to furnish proxy materials to beneficial owners of the shares. The Corporation will reimburse such brokers and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to such beneficial owners.

Q: Who will count the votes?

A: A representative of Computershare, transfer agent for the Corporation, will count the votes and will serve as the independent inspector of elections for the Annual Meeting.

Additional Information

The Corporate Governance section of the Dine Brands Global, Inc. website provides up-to-date information about the Corporation’s corporate governance policies and practices. In addition, the Investors section of the website includes links to the Corporation’s filings with the SEC, news releases, and investor presentations by management. Please note that information contained on the Corporation’s website does not constitute part of this proxy statement. You may also obtain a copy of our periodic filings from the SEC’s EDGAR database at www.sec.gov.

IMPORTANT NOTE

You should rely only on the information contained in this proxy statement to vote on the proposals at the Annual Meeting. The Corporation has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 30, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, unless indicated otherwise herein, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Current Board of Directors

At the 2019 annual meeting of stockholders, stockholders approved an amendment to the Corporation’s Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors for one-year terms, commencing upon the expiration of a director’s current term. Stockholders approved a phased-in approach pursuant to which the Annual Meeting will be the first time that all directors are standing for election (in each case, until their respective successors are duly elected and qualified). As such, the declassification of the Board of Directors is complete, and all our directors will be elected annually.

There are currently 11 members of the Board of Directors:

Howard M. Berk
Daniel J. Brestle
Susan M. Collyns
Richard J. Dahl
Michael C. Hyter
Larry A. Kay
Caroline W. Nahas
Douglas M. Pasquale
John W. Peyton
Gilbert T. Ray
Lilian C. Tomovich

Gilbert T. Ray, currently a director, is not standing for re-election and will be retiring from the Board of Directors as of the Annual Meeting. The Board of Directors has fixed the number of directors at 10, effective as of the Annual Meeting.

Michael C. Hyter was appointed as a director effective July 14, 2020. Mr. Hyter was identified as a candidate to serve as a director by a non-management director of the Corporation. John W. Peyton was appointed as a director effective January 4, 2021 in connection with his assumption of the role of Chief Executive Officer of the Corporation.

The business and affairs of the Corporation are managed under the direction of the Board of Directors. It is management’s responsibility to formalize, propose and implement strategic choices and it is the Board of Directors’ role to approve strategic direction and evaluate strategic results, including both the performance of the Corporation and the performance of the Chief Executive Officer.

The Corporation’s Amended and Restated Bylaws require the Chairman of the Board of Directors to be elected from the independent members of the Board of Directors as determined by the NYSE listing standards. Mr. Dahl was elected to serve as the independent Chairman of the Board of Directors effective September 2017.

The Board of Directors believes the separation of the roles of Chairman of the Board of Directors and Chief Executive Officer allows the Chief Executive Officer to focus on managing the daily operations of the business and enhances the Board of Directors’ independence from management, thus leading to better monitoring and oversight of management. The Board of Directors believes this structure best serves the interests of the Corporation and its stockholders.

The Corporation’s Corporate Governance Guidelines outline the responsibilities of the Chairman of the Board of Directors. Amongst other responsibilities, the duties of the Chairman of the Board of Directors include:

•	leading and overseeing the Board of Directors;

•	presiding at Board of Directors meetings and the annual meeting of stockholders;

•	developing the agenda for Board of Directors meetings in consultation with the Chief Executive Officer;

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•	working with the Nominating and Corporate Governance Committee to oversee the annual evaluations of the Board of Directors;

•

serving as the principal liaison between the independent directors and the Chief Executive Officer and other members of management, provided that the Board of Directors also has full and unfettered access to the Chief Executive Officer and management;

•	advising and serving as a partner to the Chief Executive Officer;

•

after reviewing with the Board of Directors, conducting the Chief Executive Officer’s annual performance review with the Chair of the Nominating and Corporate Governance Committee and conducting the Chief Executive Officer’s annual compensation discussion with the Chair of the Compensation Committee;

•	calling special meetings of stockholders and the Board of Directors as the Chairman of the Board of Directors deems appropriate;

•	meeting with the Chair of each committee in the first quarter of each year to discuss and set such committee’s goals and priorities for the year following the annual meeting of stockholders; and

•	serving as an advisor to management on investor relations matters as necessary and appropriate.

The Role of the Board of Directors in Risk Oversight

The Board of Directors and each of its committees have an active role in overseeing management of the Corporation’s risks. The Board of Directors regularly reviews information regarding the Corporation’s strategic, financial, and operational risks and believes that evaluating how the executive team manages the various risks confronting the Corporation is one of its most important areas of oversight.

In carrying out this critical responsibility, the Board of Directors has established an Enterprise Risk Management Council consisting of key members of the brand business units, risk management, quality assurance, legal, finance and internal audit functions within the Corporation. The Enterprise Risk Management Council assists the Board of Directors with the identification, assessment, management, and monitoring of risks inherent to the business of the Corporation and with risk management decisions pertaining to the Corporation’s practices and activities. The Enterprise Risk Management Council is led by the Corporation’s Executive Director of Risk Management, who reports regularly to the Audit Committee and the Board of Directors.

The Audit Committee assists the Board of Directors with oversight of the Corporation’s policies with respect to risk assessment and risk management. In addition, the Audit Committee oversees and evaluates the management of risks associated with accounting, auditing, financial reporting, internal controls over financial reporting, food safety, quality assurance and cybersecurity. The Audit Committee assists the Board of Directors and the Chief Executive Officer in its oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance, qualifications, and independence of the Corporation’s independent auditor and the performance of the Corporation’s internal audit function. The Audit Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the Corporation’s internal audit function assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee and the Nominating and Corporate Governance Committee also oversee risks within their respective areas of responsibility. The Compensation Committee oversees the management of risks relating to the Corporation’s compensation policies and practices. The Nominating and Corporate Governance Committee oversees the management of risks associated with the Board of Directors’ organization, membership and structure, corporate governance, the independence of members of the Board of Directors and assessment of the performance and effectiveness of each member of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and management updates about such risks.

Director Independence

The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Board of Directors has had a majority of independent directors since the Corporation went public in 1991.

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Under the NYSE rules, a director qualifies as “independent” if the Board of Directors affirmatively determines that he or she has no material relationship with the Corporation (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Corporation). Based upon a review of the directors’ backgrounds and business activities, the Board of Directors has affirmatively determined that directors Howard M. Berk, Daniel J. Brestle, Susan M. Collyns, Richard J. Dahl, Michael C. Hyter, Larry A. Kay, Caroline W. Nahas, Douglas M. Pasquale, Gilbert T. Ray, and Lilian C. Tomovich have no material relationships (other than service as a director on the Board of Directors) with the Corporation and therefore that they each qualify as independent.

In making its determination for Mr. Berk, Mr. Hyter, and Ms. Nahas, the Board of Directors specifically considered, amongst other factors, the following:

•	Mr. Berk’s position as a partner of MSD Capital, L.P. and the fact that MSD Capital, L.P. may be deemed to beneficially own 740,545 shares of the Corporation’s Common Stock.

•

Mr. Hyter’s former position as the Chief Diversity Officer of Korn/Ferry International (“Korn/Ferry”) and the Corporation’s engagement of Korn/Ferry to provide sensitivity and inclusion training for the Corporation’s employees, franchisees, and the Board of Directors as well as customized training materials for the Corporation’s future use. The Corporation paid Korn/Ferry a total of $229,040 in 2020 and $443,680 in 2019 for such services. The Board of Directors considered the fact that Mr. Hyter did not have any direct or indirect involvement with the Corporation’s consideration or selection of Korn/Ferry. Additionally, the Board of Directors does not believe Mr. Hyter had a material direct or indirect interest in the engagement or the services to be provided.

•

Ms. Nahas’ former position as the Vice Chair of Korn/Ferry, her current position as Senior Advisor of Korn/Ferry, and the Corporation’s engagement of Korn/Ferry to provide sensitivity and inclusion training for the Corporation’s employees, franchisees, and the Board of Directors as well as customized training materials for the Corporation’s future use. The Corporation paid Korn/Ferry a total of $229,040 in 2020 and $443,680 in 2019 for such services. The Board of Directors considered the fact that Ms. Nahas did not have any direct or indirect involvement with the Corporation’s consideration or selection of Korn/Ferry. Additionally, the Board of Directors does not believe Ms. Nahas has a material direct or indirect interest in the engagement or the services to be provided nor does the Board of Directors believe that such engagement impairs Ms. Nahas’ judgment regarding the Corporation’s executive compensation.

John W. Peyton, the Corporation’s Chief Executive Officer, does not qualify as an independent director.

Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Board of Directors to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Board of Directors to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Corporation is in compliance with these requirements.

Codes of Conduct

The Corporation is committed to maintaining high standards of business conduct and corporate governance, which the Corporation considers essential to running its business efficiently, serving the Corporation’s stockholders well and maintaining the Corporation’s integrity in the marketplace. Accordingly, the Board of Directors has adopted a Global Code of Conduct, which applies to all directors, officers, and employees of the Corporation. The Global Code of Conduct sets forth the fundamental principles and key policies that govern the way the Corporation conducts business, including workplace conduct, conflicts of interest, gifts and entertainment, political and community involvement, protection of corporate property, fair business practices, global relations and other laws and regulations applicable to the Corporation’s business.

In addition to the Global Code of Conduct, the Board of Directors has adopted a Code of Conduct for Non-Employee Directors, which serves as guidance to the Corporation’s non-employee directors on ethical issues including conflicts of interest, confidentiality, corporate opportunities, fair disclosure, protection and proper use of corporate assets, fair dealing, harassment and discrimination, and other laws and regulations applicable to the Corporation’s business.

The Board of Directors has also adopted the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. These individuals are expected to avoid actual or apparent conflicts between their personal and professional relationships and make full disclosure of any material transaction or relationship that could create or appear to create a conflict of interest to the General Counsel, who will inform and seek a determination from the Chair of the Audit Committee as to whether a

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conflict exists and the appropriate disposition of the matter. In addition, these individuals are expected to promote the corporate policy of making full, fair, accurate and understandable disclosure in all reports and documents filed with the SEC; report violations of the Code of Ethics to the General Counsel or the Chair of the Audit Committee; and request from the General Counsel any waivers of the Code of Ethics, which shall be publicly disclosed if required by applicable law.

Any waiver of any provision of the Global Code of Conduct or the Code of Ethics for Chief Executive Officer and Senior Financial Officers for any executive officer may be granted only by the Board of Directors. Any waiver of the Code of Conduct for Non-Employee Directors may be granted only by the disinterested directors of the Board of Directors or the Audit Committee, and any such waiver shall be promptly disclosed to the Corporation’s stockholders. The Board of Directors and the Audit Committee review whether such waivers are in the best interests of the Corporation and its stockholders, taking into account all relevant factors. In 2020, there were no waivers of (a) the Global Code of Conduct for executive officers, (b) the Code of Ethics for Chief Executive Officer and Senior Financial Officers, or (c) the Code of Conduct for Non-Employee Directors.

The Corporation also maintains an ethics hotline to allow any employee to express a concern or lodge a complaint, confidentially and anonymously, about any potential violation of the Corporation’s Global Code of Conduct.

Copies of the Global Code of Conduct, the Code of Conduct for Non-Employee Directors and the Code of Ethics for Chief Executive Officer and Senior Financial Officers can be found in the Corporate Governance section of the Corporation’s website, http://www.dinebrands.com. In addition, printed copies of the codes of conduct are available at no charge upon request to the Secretary at Dine Brands Global, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995- DINE. We will disclose any future substantive amendments to, or waivers granted to any officer from, the provisions of these ethics policies and standards on the Corporation’s website as promptly as practicable as may be required under applicable rules of the SEC or the NYSE.

Corporate Governance Guidelines

The Corporation has adopted corporate governance guidelines which can be found in the Corporate Governance section of the Corporation’s website, http://www.dinebrands.com. In addition, printed copies of the Corporation’s corporate governance guidelines are available at no charge upon request to the Secretary at Dine Brands Global, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE.

Director Attendance at Meetings

Directors are expected to attend the Corporation’s Annual Meeting. All directors attended the 2020 annual meeting of stockholders, which was held virtually by means of remote communication. The Board of Directors held twenty-one meetings during 2020. During 2020, each incumbent director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she served as a director.

Executive Sessions of Non-Management Directors

The NYSE rules require that the non-management directors of a listed company meet at regularly scheduled executive sessions without management. The Corporation’s non-management directors generally meet separately at regular meetings of the Board of Directors and committee meetings. The independent Chairman of the Board of Directors, Richard J. Dahl, presides during executive sessions of the Board of Directors.

Communications with the Board of Directors

Stockholders and other interested persons wishing to communicate directly with the Board of Directors, the Chairman of the Board of Directors, any committee or chair of a committee, or any non-management director, individually or as a group, may do so by sending written communications appropriately addressed to the following address:

Dine Brands Global, Inc.

(or a particular subgroup or individual director)

c/o Office of the Secretary

450 North Brand Boulevard, 7th Floor

Glendale, California 91203

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Each written communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Board of Directors has designated the Secretary of the Corporation as its agent to receive and review communications addressed to the Board of Directors, Chairman of the Board of Directors, any committee or chair of a committee, or any non-management director, individually or as a group. The Office of the Secretary will initially receive and process communications to determine whether it is a proper communication for the Board of Directors. If the envelope containing a communication that a stockholder or other interested person wishes to be confidential is conspicuously marked “Confidential,” the Secretary of the Corporation will not open the communication prior to forwarding it to the appropriate individual(s). Generally, any communication that is primarily commercial, offensive, illegal, or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board of Directors, may not be forwarded.

Board of Directors Retirement Policy

The Corporation’s corporate governance guidelines provide that no person may stand for election to serve as a member of the Corporation’s Board of Directors if he or she shall have reached his or her 76th birthday. Under special circumstances, upon the recommendation of the Nominating and Corporate Governance Committee, and upon approval by the Board of Directors, a person who has reached his or her 76th birthday may be permitted to stand for election and, if elected, continue to serve on the Board of Directors.

Other Public Corporation Directorships

The Corporation’s corporate governance guidelines provide that directors should not serve on more than a total of four public corporation boards, inclusive of service on the Corporation’s Board of Directors. Directors who also serve as executives of the Corporation should not serve on more than a total of two public corporation boards, inclusive of service on the Corporation’s Board of Directors. The Nominating and Corporate Governance Committee has discretion to waive this guideline on a case by case basis if it determines that special circumstances warrant permitting a director to serve on more than the applicable number of public corporation boards allowed under the corporate governance guidelines.

Certain Relationships and Related Person Transactions

The Corporation’s Global Code of Conduct provides that executive officers who encounter a potential or actual conflict of interest must fully disclose all facts and circumstances to the Corporation’s General Counsel, who will inform and seek a determination from the Audit Committee as to whether a conflict exists and the appropriate disposition of the matter. The Corporation’s Code of Ethics for Chief Executive and Senior Financial Officers provides that no senior officer may enter into any investment, accept any position or benefits, participate in any transaction or business arrangement or otherwise act in a manner that creates or appears to create a conflict of interest unless the senior officer makes full disclosure of all facts and circumstances to, and obtains the prior written approval of, the General Counsel, the Chair of the Audit Committee of the Board of Directors and/or the Board of Directors. The Corporation’s Code of Conduct for Non-Employee Directors provides that any director who becomes aware of any situation that involves, or reasonably may appear to involve, a conflict of interest with the Corporation must promptly bring it to the attention of the Corporation’s General Counsel or to the Chair of the Audit Committee. The Nominating and Corporate Governance Committee considers conflicts of interest in evaluating director nominees.

The Board of Directors recognizes that transactions involving the Corporation and related parties present a heightened risk of conflicts of interest. The charter of the Audit Committee provides that it will review any related party transactions and, in doing so, consider the business rationale for the transaction and whether appropriate disclosures should be made. Since January 1, 2020, there were no transactions between the Corporation and any related party of the type or amount required to be disclosed under Item 404 of Regulation S-K.

Board of Directors Committees and Their Functions

The Board of Directors has three standing committees, each of which operates under a written charter approved by the Board of Directors: the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of these committees is an independent director in accordance with the NYSE listing standards and the applicable rules and regulations of the SEC.

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The Audit Committee Charter, the Compensation Committee Charter, and the Nominating and Corporate Governance Committee Charter can be found in the Corporate Governance section of the Corporation’s website, http://www.dinebrands.com. Printed copies are also available at no charge upon request to the Secretary at Dine Brands Global, Inc., 450 North Brand Boulevard, 7th Floor, Glendale, California 91203, (866) 995-DINE.

The chart below identifies directors who are members and chairs of each committee as of the date of this proxy statement, the principal functions of each committee and the number of meetings held by each committee during 2020. The Board of Directors believes that committee rotation fosters the sharing of new perspectives and enables directors with diverse skills and experiences to focus on different areas of oversight. The Nominating and Corporate Governance Committee regularly considers committee rotation and makes recommendations to the Board of Directors as appropriate.

Name of Committee and Membership	Principal Functions and Responsibilities
Audit Committee Douglas M. Pasquale, Chair Howard M. Berk Susan M. Collyns Richard J. Dahl Michael C. Hyter Gilbert T. Ray

•  Appoint and oversee the work of the independent auditor in preparing or issuing an audit report or performing other audit, review, or attest services for the Corporation.

•  Review and discuss annual audited financial statements, as filed on Form 10-K and quarterly financial statements, as filed on Forms 10-Q. Review and discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

•  Discuss the Corporation’s policies with respect to risk assessment and risk management and review and evaluate the guidelines and policies developed and implemented by management with respect to risk assessment and risk management. Oversee and review with the Board of Directors risk and risk mitigation associated with the Committee’s purpose and areas of responsibility, including accounting, auditing, financial reporting, and internal controls over financial reporting. Review and discuss with the Board of Directors, at least annually and at the Board of Directors’ request, issues relating to the assessment and mitigation of major financial risks affecting the Corporation.

Meetings in 2020	• Review risk assessments from management with respect to cybersecurity and oversee
Six Meetings

    the Corporation’s cybersecurity risk management processes. Review risk assessments from management with respect to food safety and quality assurance.

•  Review the scope, progress, and results of the internal audit program, including significant findings and recommendations and management’s responses.

•  Review the Corporation’s program to monitor compliance with the Corporation’s Global Code of Conduct. Review any requests for waivers.

•  Review and discuss the Corporation’s information technology program and overall trends in technology.

•  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

•  Review and approve all related party transactions (as defined under Item 404 of Regulation S-K and under the standards of the Public Company Accounting Oversight Board).

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Name of Committee and Membership	Principal Functions and Responsibilities
Compensation Committee Daniel J. Brestle, Chair Howard M. Berk Caroline W. Nahas

•  Review and approve the Corporation’s overall compensation philosophy and related compensation and benefits programs, policies, and practices.

•  Review and recommend for approval by the Board of Directors equity incentive compensation and other stock-based plans.

•  Review and approve the performance goals and objectives for the Chief Executive Officer’s compensation and evaluate the Chief Executive Officer’s performance in light of these performance goals and objectives in order to determine and approve the Chief Executive Officer’s compensation package. Based on recommendations from the Chief Executive Officer, evaluate the performance of the other executive officers of the Corporation (which shall be the Corporation’s Section 16 officers under applicable Securities and Exchange Commission rules) and approve the compensation for such executive officers.

Meetings in 2020	• Review and approve any changes to perquisites or other personal
Six Meetings

    benefits provided to executive officers of the Corporation.

•  Review and approve a peer group of companies against which to compare the Corporation’s executive compensation.

•  Review compliance of each director and executive officer with the Corporation’s stock ownership guidelines and take any appropriate action in connection therewith.

•  Review and approve any severance or termination arrangements to be made with any executive officer of the Corporation.

•  Review the compensation package for non-employee directors and recommend any changes for approval by the Board of Directors.

•  Oversee and review with the Board of Directors risk and risk mitigation associated with the Committee’s purpose and areas of responsibility, including with respect to the Corporation’s compensation policies and practices. In doing so, consider and confirm that the Corporation’s compensation policies and practices do not encourage unnecessary risk taking.

•  Assist the Board of Directors in developing and evaluating potential candidates for executive management positions, including the Chief Executive Officer, and oversee the development of executive succession plans.

•  Maintain visibility into, assist with the development of, and monitor progress of programs regarding the Corporation’s organizational culture, including diversity and inclusion.

•  Review and approve the Compensation Discussion and Analysis to be included in the Corporation’s annual proxy statement.

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Name of Committee and Membership	Principal Functions and Responsibilities
Nominating and Corporate Governance Committee Caroline W. Nahas, Chair Richard J. Dahl Larry A. Kay Lilian C. Tomovich

•  Oversee succession planning for the Board of Directors and consider the size and composition of the Board of Directors as a whole. Make appropriate recommendations regarding such matters to the Board of Directors for approval.

•  Identify and evaluate qualified director candidates, including any candidates validly nominated by the Corporation’s stockholders, and recommend director nominees for approval by the Board of Directors.

•  Determine the skills and qualifications required for directors and develop criteria to be considered in identifying and evaluating director candidates. In developing such criteria, the Committee should consider diversity of experience, skills, background, gender, race, and ethnicity as important factors.

Meetings in 2020	• Consider the suitability of existing directors for continued service on the
Four Meetings

    Board of Directors when his or her term expires and when he or she has a change in status, including changes to employment and outside board of directors service, and make appropriate recommendations regarding such matters to the Board of Directors for approval.

•  Develop and review the Corporation’s Corporate Governance Guidelines and recommend any changes to the Corporate Governance Guidelines for approval by the Board of Directors.

•  Consider and recommend for approval by the Board of Directors matters pertaining to committees of the Board of Directors, including with respect to structure, member qualifications, composition, committee chairs and committee reporting to the Board of Directors.

•  Consider and recommend for approval by the Board of Directors the Chairman of the Board of Directors.

•  Review the Code of Conduct for Non-Employee Directors and the Corporation’s Global Code of Conduct and recommend any changes for approval by the Board of Directors.

•  Oversee and review with the Board of Directors risk and risk mitigation associated with the Committee’s purpose and areas of responsibility, including Board of Directors’ organization, membership and structure, succession planning, director independence, Board of Directors effectiveness and other corporate governance matters.

•  Work with the Chairman of the Board of Directors to oversee the evaluation of the performance and effectiveness of the Board of Directors and each committee of the Board of Directors.

•  Coordinate an annual corporate governance training for the Board of Directors.

•  Review and oversee the Corporation’s actions on issues related to corporate social responsibility, sustainability, philanthropy, and other matters associated with the Corporation’s participation as a global corporate citizen.

•  Review and oversee the Corporation’s political activities and contributions and other public policy issues to ensure alignment with the Corporation’s long-term strategy and values.

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Board of Directors Nominations

The Nominating and Corporate Governance Committee considers various criteria in evaluating Board of Directors candidates, including: business experience, board of directors experience, skills, expertise, education, professions, backgrounds, diversity, personal and professional integrity, character, business judgment, business philosophy, time availability in light of other commitments, dedication, conflicts of interest, and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. In considering diversity, the Nominating and Corporate Governance Committee evaluates candidates with a broad range of expertise, experience, skills, professions, education, backgrounds, and other board of directors experience. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it considers diversity of race, gender and ethnicity as important factors in identifying directors who will bring diverse viewpoints, opinions and areas of expertise that will benefit the Board of Directors as a whole. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria in evaluating prospective nominees.

The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy the NYSE’s criteria for director “independence,” the NYSE’s “accounting or related financial management expertise” standard and the SEC’s definition of “audit committee financial expert.”

Whenever a vacancy or potential vacancy exists on the Board of Directors due to expansion of the size of the Board of Directors or the resignation or retirement of an existing director, the Nominating and Corporate Governance Committee begins its process of identifying and evaluating potential director candidates. The Nominating and Corporate Governance Committee considers recommendations of members of the Board of Directors, management, stockholders, and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of each director whose term expires in 2021 for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee determined to make a recommendation to the Board of Directors that Howard M. Berk, Daniel J. Brestle, Susan M. Collyns, Richard J. Dahl, Michael C. Hyter, Larry A. Kay, Caroline W. Nahas, Douglas M. Pasquale, John W. Peyton, and Lilian C. Tomovich be nominated for re-election to the Board of Directors. Current director Gilbert T. Ray will be retiring from the Board of Directors effective as of the Annual Meeting. The Board of Directors reviewed and accepted the Nominating and Corporate Governance Committee’s recommendation and has nominated Howard M. Berk, Daniel J. Brestle, Susan M. Collyns, Richard J. Dahl, Michael C. Hyter, Larry A. Kay, Caroline W. Nahas, Douglas M. Pasquale, John W. Peyton, and Lilian C. Tomovich for re-election to the Board of Directors.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee to serve if elected. Any stockholder who wishes to directly nominate a director candidate to stand for election at a meeting of stockholders must provide written notice that is timely and in proper form in accordance with the advance notice procedures provided in the Corporation’s Bylaws.

Environmental, Social and Governance Highlights

In executing on the Corporation’s strategic priorities, we recognize our responsibility to drive long-term stockholder value through ethical business practices that make sense for our business, our guests, and our communities. Pursuant to its charter, our Nominating and Corporate Governance Committee has the responsibility to review and oversee the Corporation’s actions on issues related to corporate social responsibility, sustainability, philanthropy, and other matters associated with the Corporation’s participation as a global corporate citizen. During 2020, we formed a cross-functional

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team consisting of various stakeholders in order to support our ongoing commitment to such matters. A description of some of our corporate social responsibility efforts is set forth below.

Supporting our neighborhoods.

We value the neighborhoods in which we do business. Together with our franchisees and team members, we make a difference by giving back to the communities where we operate. Every year, we support hundreds of fundraisers and events taking place across the country through our charitable foundation, volunteering, and team member donations. Some highlights include:

•	Alex’s Lemonade Stand: Since 2005, Applebee’s franchisees have raised nearly $11.5 million in support of research to help in the fight against childhood cancer.

•

National Pancake Day: An annual IHOP event which has raised over $32 million to-date in support of Children’s Miracle Network Hospitals and other local charities. National Pancake Day is also celebrated at IHOPs in Mexico, Canada, Guam, and Puerto Rico.

•	Veteran’s Day: Since 2008, more than 10 million free meals have been donated by Applebee’s to veteran and active military personnel in recognition and gratitude for their service.

We also seek to engage our team members in community-investment and development initiatives that serve the communities where we live and operate. An annual Philanthropic Day provides paid time off for our team members, giving them an opportunity to volunteer a full day to support a philanthropic effort of their choice.

Caring for the environment.

Animal Welfare

Animal welfare is an issue of critical importance for us and we are continuing to work with our suppliers, animal welfare experts and others both in and outside the industry to align on solutions and best practices that are supported by science and rigorous research. We are committed to an animal welfare policy that is rooted in sustainable progress and accountability and we continue to review our and our suppliers’ animal rights practices. For example, we ask our meat suppliers to limit the routine use of medically important antibiotics as defined by the World Health Organization, including prohibiting the use of these antibiotics for disease prevention and to report to us on the usage of antibiotics in their operations. We undertake an annual internal compliance review of our animal protein suppliers’ established animal handling procedures by requesting relevant third-party farm and plant animal audits, such as the North American Meat Institute (NAMI) harvesting audits and protocols. By requesting that protein suppliers submit their animal care policies, as well as relevant farm and plant audits on an annual basis, this guidance directs our practices as well as our selection of, and relationship with, sourcing partners. To improve the welfare of chickens in our egg supply and meet the desire of consumers to know more about the origins of their food, across both of our brands, we are committed to a U.S. egg supply (both shell and liquid) that is derived 100% from hens housed in a cage-free environment by the end of 2025. As of August 2020, 5% of our total egg volume is cage-free. To improve the welfare of pigs in our pork supply chains, we are increasingly sourcing pork from suppliers that use group housing systems and are enhancing our accountability by periodically reporting our progress. As of September 2020, 23% of our pork supply is gestation crate free, with 40% of our total pork supply utilizing group housing.

Environmental

We are focused on identifying ways to reduce our impact on the environment through improvements in how we supply, design, build and maintain our restaurants. We continue working to reduce the energy consumption in our restaurants and our restaurant support center. We have and are continuing to roll out various green initiatives in our restaurants and restaurant support center in order to reduce energy and resource consumption, including efficient plumbing, automatic light switches, HVAC controls that coordinate with kitchen equipment to maximize efficiency, and other measures. We have also been aggressive about replacing traditional lighting with compact florescent lighting wherever practicable. In addition, our IHOP® and Applebee’s® Restaurant Support Center is housed in a LEED Certified building.

We source a large amount of paper and plastic goods for our restaurants and choose recycled materials when feasible. We are working towards reducing the amount of polystyrene used in our “to go” orders and replacing these packaging products with recyclable packaging. We have removed 76% of all Styrofoam packaging products used in our IHOP locations.

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A number of our environmental programs focus on reducing waste generated by our operations. We continue to look for ways to eliminate, reuse or recycle potential waste. One example is the regular recycling of used cooking oil at many of our restaurants.

Valuing our team members.

We view our employees as one of the three core strategic pillars of our business—People, Brand, and Growth. We believe that hiring, developing, and retaining team members is critically important to our operations and that our corporate responsibility begins with our team members.

At Dine, we also believe the power to meaningfully impact the people and communities we serve is realized when each team member is personally and professionally fulfilled. One of our primary focuses is to ensure the health and well-being of our team members. Our Total Rewards Program plays a big part in our commitment to creating an environment of well-being. We believe that when team members are supported with the resources they need to care for themselves and their loved ones, they are able to be at their best. We have a consistent and fair compensation program that reflects our pay-for-performance philosophy and rewards our team members for their contributions to our success. We offer comprehensive health and protection benefits that support our team members and their families’ overall well-being. We also contribute to programs that provide our team members with financial security, now and in the future. We offer other rewards that focus on recognition, career building, health and wellness, time-off benefits, and other perks that are designed to make our peoples’ experience as team members productive and fun.

We assess our culture and listen to our workforce through periodic employee engagement surveys. Various policy changes have been made or been influenced by the feedback we receive from our employees.

We are focused on a comprehensive approach to diversity and representation across leadership, team members, franchisees, partners, and the community. We embrace our personal differences—whether it be race, gender, age, religion, culture, ethnicity, sexual orientation, veteran status, national origin, or physical ability—and the benefits that an array of backgrounds, cultures and thinking styles bring to our organization. We are committed to sustaining an environment that accepts, includes, and engages everyone in our workforce and encourages open dialogue, empowerment, and a sense of belonging. While the world and our business change rapidly, our management believes that respecting individual differences will continue to be essential to our long-term success.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Generally, the Corporation does not pay directors who are also employees of the Corporation additional compensation for their service on the Board of Directors. Compensation for non-employee directors is comprised of a cash component and an equity component. Cash compensation for non-employee directors includes retainers for serving as a member of the Board of Directors and for serving as a member and/or chair of a Board of Directors committee and as the Chairman of the Board of Directors.

During 2020, non-employee directors were entitled to receive $70,000 as an annual cash retainer for serving as a member of the Board of Directors. In addition, depending on their roles, non-employee directors were entitled to receive:

•	$125,000 as an annual retainer for the Chairman of the Board of Directors;

•	$15,000, $12,500, and $7,500, respectively, as an annual retainer for the chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

•	$12,500, $10,000, and $7,500, respectively, as an annual retainer for the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee; and

•	$1,500 per meeting beyond the eighth meeting attended for each director who serves on a standing committee that meets more than eight times per year.

On August 6, 2020, our Board of Directors increased the annual committee retainer for members of the Nominating and Corporate Governance Committee from $7,500 to $10,000 and increased the annual committee chair retainer for the Chair of the Nominating and Corporate Governance Committee from $7,500 to $12,500, in each case effective as of January 1, 2021.

The Corporation also reimburses each of the directors for reasonable out-of-pocket expenses incurred for attendance at Board of Directors and committee meetings and other corporate events.

Under the Corporation’s equity plan, non-employee directors may receive periodic grants of non-qualified stock options (“NQSOs”), restricted stock awards (“RSAs”), restricted stock units (“RSUs”), stock appreciation rights (“SARs”) or performance unit awards. In February 2020, equity awards valued at approximately $105,000 in the form of RSUs were granted to each non-employee director under the 2019 Stock Incentive Plan. Consistent with the 2019 non-employee director compensation program, annual equity awards granted to non-employee directors are subject to a one-year cliff vesting from the date of grant. In the event a director retires from the Board of Directors after completing five years of service, all of the director’s then-outstanding RSUs will vest. To the extent the Corporation declares dividends, non-employee directors receive dividend equivalent rights in the form of additional RSUs in lieu of receiving cash dividends based upon the number of RSUs held by the director at the time of the dividend record dates. Dividend equivalent rights are subject to the same vesting restrictions as the underlying RSUs.

Directors are eligible to defer up to 100% of their annual Board of Directors retainer and committee fees and equity award compensation pursuant to the Dine Brands Global, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

Stock Ownership Guidelines

Non-employee directors are subject to stock ownership guidelines whereby each director is expected to hold the lesser of 7,000 shares of Common Stock or Common Stock with a value of at least five times the amount of the Board of Directors’ annual retainer (currently, $350,000). Directors are expected to meet the ownership guidelines within five years of joining the Board of Directors. Upon review by the Compensation Committee in 2020, all directors met, were on track to meet, or exceeded the ownership guidelines.

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DIRECTOR COMPENSATION

Director Compensation Table for 2020

The following table sets forth certain information regarding the compensation earned or paid in cash and stock awards granted to each non-employee director who served on the Board of Directors in 2020. Mr. Joyce did not receive any additional compensation for his service as a director in 2020. Please see the 2020 Summary Compensation Table for the compensation received by Mr. Joyce in his capacity as Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Howard M. Berk	92,500	105,040	197,540

Daniel J. Brestle	92,500	105,040	197,540

Susan M. Collyns(3)	82,500	43,759	126,259

Richard J. Dahl	215,000	105,040	320,040

Michael C. Hyter(4)	37,693	105,004	142,697

Larry A. Kay	77,500	105,040	182,540

Caroline W. Nahas	95,000	105,040	200,040

Douglas M. Pasquale	97,500	105,040	202,540

Gilbert T. Ray	82,500	105,040	187,540

Lilian C. Tomovich	77,500	105,040	182,540

(1)

These amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 14 to the Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2020 for information regarding assumptions underlying the valuation of equity awards.

(2)	The following table sets forth the number of RSUs held by each non-employee director during 2020 and which were outstanding at December 31, 2020.

Name	Stock Awards Outstanding at December 31, 2020 (#)

Howard M. Berk	2,942

Daniel J. Brestle	2,942

Susan M. Collyns	521

Richard J. Dahl	2,942

Michael C. Hyter	2,989

Larry A. Kay	2,942

Caroline W. Nahas	4,079

Douglas M. Pasquale	2,942

Gilbert T. Ray	2,942

Lilian C. Tomovich	2,942

(3)	Ms. Collyns was appointed as a director on August 1, 2019. Ms. Collyns’ 2020 equity award was prorated for the period of time Ms. Collyns served as a director during 2019.

(4)	Mr. Hyter was appointed as a director on July 14, 2020. Mr. Hyter’s’ retainer fees were prorated for the period of time Mr. Hyter served as a director during 2020.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of more than 5% of the outstanding shares of any class of the Corporation’s voting securities, which information is derived solely from certain SEC filings available as of March 17, 2021, as noted below. The percentages of Common Stock ownership have been calculated based upon 17,057,786 shares of Common Stock outstanding as of March 17, 2021.

	Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Number		Percent

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,700,171	(1)	15.83%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,738,153	(2)	10.19%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	1,105,343	(3)	6.48%

North Peak Capital Management, LLC 155 East 44th Street, 5th Floor New York, NY 10017	838,874	(4)	4.92%

(1)

Based solely upon on a Schedule 13G filed with the SEC on January 25, 2021 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2020. BlackRock, Inc. reported that it possessed sole power to vote or direct the vote with respect to 2,629,882 of these shares and sole power to dispose or direct the disposition of 2,700,171 of these shares.

(2)

Based solely upon on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group reporting beneficial ownership as of December 31, 2020. The Vanguard Group reported that it possessed shared power to vote or direct the vote with respect to 17,702 shares, sole power to dispose or direct the disposition of 1,707,413 shares and shared power to dispose or to direct the disposition of 30,740 of these shares.

(3)

Based solely upon a Schedule 13G/A filed with the SEC on February 12, 2021 by Wells Fargo & Company reporting beneficial ownership as of December 31, 2020. Wells Fargo & Company reported that it possessed the sole power to vote or direct the vote with respect to 26,002 shares, shared power to vote or direct the vote with respect to 211,795 shares, sole power to dispose or direct the disposition of 26,002 shares and shared power to dispose or direct the disposition of 1,079,341 of these shares.

(4)

Based solely upon a Schedule 13G filed with the SEC on January 22, 2021 by (i) North Peak Capital Management, LLC (“North Peak Management”), (ii) North Peak Capital GP, LLC (“North Peak GP”), (iii) North Peak Capital Partners, LP (“Fund I”), (iv) North Peak Capital Partners II, LP (“Fund II”), (v) Jeremy Kahan, and (v) Michael Kahan reporting beneficial ownership as of January 14, 2021. North Peak Management, North Peak GP, Jeremy Kahan and Michael Kahan reported that each possessed shared power to vote or direct the vote and shared power to dispose or direct the disposition of 838,874 shares. Fund I reported that it possessed shared power to dispose or direct the disposition of 97,309 shares. Fund II reported that it possessed shared power to dispose or direct the disposition of 741,565 shares.

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2021 PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth, as of March 17, 2021, the beneficial ownership of the Corporation’s Common Stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 60 days of March 17, 2021, of each director, each nominee for election as director, each named executive officer and all directors and executive officers of the Corporation, as a group. The percentages of ownership have been calculated based upon 17,057,786 shares of Common Stock outstanding as of March 17, 2021.

	Amount and Nature of Beneficial Ownership

Name	Shares Beneficially Owned(1)		Unvested Restricted Shares(2)	Total Shares Beneficially Owned	Percent of Class

Howard M. Berk	31,865	(3)(4)	—	31,865	*

Daniel J. Brestle	25,865	(3)	—	25,865	*

Susan M. Collyns	1,839		—	1,839	*

Richard J. Dahl	78,457	(3)(5)	—	78,457	*

Michael C. Hyter	—		—	—	*

Larry A. Kay	24,023	(3)(6)	—	24,023	*

Caroline W. Nahas	32,505	(3)	—	32,505	*

Douglas M. Pasquale	14,023	(3)(7)	—	14,023	*

Gilbert T. Ray	15,933	(3)	—	15,933	*

Lilian C. Tomovich	5,612		—	5,612	*

John W. Peyton	—		14,011	14,011	*

Allison Hall	2,222		8996	11,218	*

Jay D. Johns	19,703		18,083	37,786	*

John C. Cywinski	121,880		10,707	132,587	*

Bryan R. Adel	30,822		7,454	38,276	*

All directors and executive officers as a group (15 persons)	404,749		59,251	464,000	2.72%

*	Represents less than 1% of the outstanding shares of Common Stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

None of the shares have been pledged as security. Share amounts for each of the directors, each nominee for election as director, each named executive officer and for all directors and executive officers as a group include shares subject to stock options that are exercisable within 60 days of March 17, 2021, as follows:

Name	Shares Subject to Options

Howard M. Berk	—

Daniel J. Brestle	—

Susan M. Collyns	—

Richard J. Dahl	47,000

Michael C. Hyter	—

Larry A. Kay	—

Caroline W. Nahas	—

Douglas M. Pasquale	—

Gilbert T. Ray	—

Lilian C. Tomovich	—

John W. Peyton	—

Allison Hall	1,758

Jay D. Johns	18,922

John C. Cywinski	98,218

Bryan R. Adel	27,231

All directors and executive officers as a group (15 persons)	193,129

Directors and certain executive officers also hold RSUs that are not included in the beneficial ownership table because vesting will not occur within 60 days of March 17, 2021. The amounts of RSUs held by non-employee directors as of December 31, 2020 are provided in the section of this proxy statement entitled “Director Compensation” and the amounts of RSUs held by executive officers are provided in the Outstanding Equity Awards at Fiscal Year-End Table.

(2)	Unvested RSAs are deemed beneficially owned because grantees of unvested RSAs under the Corporation’s equity compensation plans hold the sole right to vote such shares.

(3)

Includes unvested RSUs for Mr. Berk 1,274; Mr. Brestle 1,274; Mr. Dahl 1,274; Mr. Kay 1,274; Ms. Nahas 1,274; Mr. Pasquale 1,274; and Mr. Ray 1,274. Each RSU represents a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.

(4)

The amount for Mr. Berk does not include 740,545 shares of the Corporation’s Common Stock beneficially owned by MSD SBI, L.P. MSD Capital, L.P. is the general partner of MSD SBI, L.P. and may be deemed to beneficially own securities owned by MSD SBI, L.P. Mr. Berk is a partner of MSD Capital, L.P. and may be deemed to beneficially own securities owned by MSD Capital, L.P. Mr. Berk disclaims beneficial ownership of the shares that may be deemed to be beneficially owned by MSD Capital, L.P., except to the extent of his pecuniary interest therein.

(5)	The amount for Mr. Dahl includes 30,183 shares of Common Stock held by the Richard J. Dahl Revocable Living Trust dated 1/20/1995, of which Mr. Dahl serves as Trustee.

(6)	The amount for Mr. Kay includes 12,259 shares of Common Stock held by the IRA Trustee for the benefit of Mr. Kay.

(7)	The amount for Mr. Pasquale includes 9,809 shares of Common Stock held by the Pasquale Living Trust.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement and the Corporation’s annual report on Form 10-K.

THIS REPORT IS SUBMITTED BY THE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Daniel J. Brestle (Chairman)

Howard M. Berk

Caroline W. Nahas

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of the Corporation’s compensation programs and policies, the material compensation decisions made under those programs and policies with respect to the Corporation’s named executive officers (the “NEOs”) and the material factors that were considered in making those decisions. Following this Compensation Discussion and Analysis is a series of tables under the heading “Compensation Tables” containing specific data about the compensation earned by or granted to our NEOs in 2020.

The following executive officers were NEOs in 2020:

•	Chief Executive Officer, Stephen P. Joyce (through January 4, 2021);

•	Chief Financial Officer, Thomas H. Song (through January 22, 2021);

•	President of the Applebee’s Business Unit, John C. Cywinski;

•	President of the IHOP Business Unit, Jay D. Johns; and

•	Senior Vice President, Legal, General Counsel and Secretary, Bryan R. Adel

On January 4, 2021, our former Chief Executive Officer, Mr. Joyce, transitioned to the role of non-executive special advisor and John W. Peyton became our Chief Executive Officer. On February 16, 2021, Mr. Joyce retired from the Corporation. On January 22, 2021, our former Chief Financial Officer, Mr. Song, resigned and Allison Hall was appointed as our interim Chief Financial Officer. On March 17, 2021, we announced the upcoming retirement of Bryan R. Adel, who will be succeeded as our Senior Vice President, Legal, General Counsel and Secretary by Christine K. Son, effective April 23, 2021. Ms. Son joined the Corporation in 2011, and has served as Vice President, Deputy General Counsel and Assistant Secretary of the Corporation since 2019 and as Vice President, Associate General Counsel from 2014 to 2019.

Executive Summary

2020 Fiscal Year Performance Highlights and Link to Pay Decisions

Our compensation decisions for 2020 were driven by our overarching goal of creating long-term stockholder value and linking pay with performance. 2020 performance was significantly impacted by the COVID-19 pandemic and related governmental restrictions, which resulted in significant limitations to dine-in business, operating hours and in some cases temporary and permanent restaurant closures that significantly affected performance results. Throughout 2020, we took a number of actions to increase financial flexibility, stabilize our business and mitigate the effects of the COVID-19 pandemic on our operations, including the following:

•

We rapidly shifted focus to our off-premise business (takeout and to-go) and instituted a variety of operational procedures to protect the health and foster the confidence of employees and guests at our restaurants.

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•	We worked with our franchisees to offer a limited menu and to modify their operating hours in a manner that optimized the functionality of their restaurants.

•	We reduced discretionary costs. Our General & Administrative expenses for the year ended December 31, 2020 were $18.0 million lower than the prior year.

•	We negotiated rent deferrals and abatements on properties we lease of approximately $11 million, primarily related to rent deferrals for properties on which IHOP restaurants are located.

•	We allowed franchisees to defer their 2020 unit remodel and development obligations for up to 15 months.

•	We hired external consultants to work with franchisees and key franchise leaders in assessing franchisee financial health and to better understand performance variability.

•

We took precautionary measures to increase our financial flexibility due to the conditions caused by COVID-19 by drawing down $220 million from revolving credit facility, all of which we have repaid as of March 30, 2021.

•

As of December 31, 2020, excluding the $220 million we drew from our revolving credit facility, we had total cash of $236.1 million, $63.6 million above the total cash of $172.5 million as of December 31, 2019.

We believe the Corporation’s actions and responses to the global pandemic in 2020 have positioned the Corporation for stability, performance, and growth as we exit the pandemic. However, given the volatility experienced during 2020 and the business and financial disruptions resulting from the COVID-19 pandemic, including the governmentally-mandated shutdown of many of our dining rooms, the goals under our 2020 Annual Incentive Plan became unattainable and the outstanding cash LTIP performance cycles became misaligned with the interest of investors over the course of 2020.

•

As such, the performance metrics in the 2020 Annual Incentive Plan were not achieved as AEPS, Operating Profit, Same Restaurant Sales and Net Development results all fell below threshold. Accordingly, no payments were made pursuant to the 2020 Annual Incentive Plan.

•

In acknowledgement of various factors, including, (i) the actions taken to stabilize the business during a time of significant industry disruption from the COVID-19 pandemic, (ii) the Corporation’s relative financial performance during a period of extreme volatility and disruption, and (iii) the need to ensure that the Corporation retains and motivates key employees to successfully drive its business beyond the pandemic to create additional long-term stockholder value, the Compensation Committee approved discretionary cash awards for all our employees, including discretionary cash payments equal to 50% of the target annual cash incentive for each NEO.

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EXECUTIVE COMPENSATION

The awards under the long-term cash incentive plan (“cash LTIP”) for fiscal years 2018, 2019, and 2020 were made in the form of performance units with three-year performance periods and were originally designed to be earned 50% based on the total stockholder return of the Corporation for the performance period against a peer group comprised of all publicly-traded restaurant companies (“Relative TSR”) and 50% based on growth in the Corporation’s annual average adjusted earnings per share (“AEPS”). The impact of the COVID-19 pandemic on business results in 2020 created the following unintended effects on the cash LTIP awards:

•

2018 and 2019 AEPS growth results were significantly above target and nearly at their maximum level, but the business and financial disruptions resulting from the COVID-19 pandemic were so significant that they completely eliminated the AEPS portion of the cash LTIP awards for the entire 2018-2020 cycle.

•

The COVID-19 pandemic resulted in a historically low AEPS baseline for 2020, which was likely to result in atypically high average AEPS growth results for the 2019-2021 and 2020-2022 cycles, with a high probability of maximum payouts for the AEPS portion of these awards.

Therefore, the Compensation Committee removed the AEPS performance metric for the cash LTIP awards for 2018, 2019, and 2020, such that each of these awards are measured only by the Corporation’s Relative TSR. In making this decision, the Compensation Committee considered various factors, including (i) maintaining pay-for-performance alignment, (ii) reducing the unplanned impact of the business and financial disruptions caused by the COVID-19 pandemic, and (iii) aligning executive and stockholder interests by solely measuring the Corporation’s shareholder returns relative to similar companies. Although this action did increase the payout for the 2018-2020 cash LTIP cycle, it more closely aligns payouts with pre-pandemic performance and Relative TSR performance. For the 2019-2021 and 2020-2022 cycles, this action avoided expected maximum payouts for the AEPS portion of the awards.

•

The cash LTIP plan for 2018-2020 paid out at 134.0% of target due to a Relative TSR performance percentile rank of 63.6% relative to an index of publicly traded restaurant companies. Absent the adjustment to remove the AEPS performance metric from the outstanding cash LTIP awards, the 2018-2020 cash LTIP would have paid out at 67% of target.

†

For complete information regarding the Corporation’s 2020 performance, stockholders should read “Management’s Discussion and Analysis of Results of Operation and Financial Condition” and the audited consolidated financial statements and accompanying notes thereto contained in the Corporation’s 2020 annual report on Form 10-K filed with the SEC on March 2, 2021, which is being made available to stockholders with this proxy statement.

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Compensation Policies, Practices and Risk Management

The Compensation Committee, along with the Chief Executive Officer and the Senior Vice President, Chief People Officer, continually assess the Corporation’s compensation policies and practices to evaluate whether they remain aligned with the Corporation’s pay-for-performance culture, the creation of long-term stockholder value, effective risk management and strong governance practices.

The Compensation Committee believes that, through a combination of risk-mitigating features and incentives guided by relevant market practices and corporate-wide goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Corporation. The Compensation Committee believes that appropriate safeguards are in place with respect to compensation policies and practices that assist in mitigating excessive risk-taking that could harm the value of the Corporation or reward poor judgment by the Corporation’s executives and other employees.

The Compensation Committee’s independent compensation consultant, Exequity LLP (“Exequity”), conducted a risk assessment in 2020 of the Corporation’s compensation policies and practices as they apply to all employees, including the NEOs. Exequity reviewed the design features and performance metrics of the Corporation’s cash and stock-based incentive programs along with the approval mechanisms associated with each and determined that the Corporation’s policies and practices were unlikely to create risks that are reasonably likely to have a material adverse effect on the Corporation.

The following actions, practices and policies are intended to provide for continued alignment with the Corporation’s principles and/or reduce the likelihood of excessive risk-taking:

•

The Compensation Committee reviews Chief Executive Officer pay-for-performance alignment by evaluating the Chief Executive Officer’s compensation relative to the Corporation’s TSR performance over the last five years.

•	Directors and officers of the Corporation are subject to stock ownership guidelines.

•

The Corporation’s compensation mix is balanced among fixed components such as salary and benefits, and variable compensation such as annual cash incentive payments and long-term incentive awards including NQSOs, RSAs, RSUs, and participation in the cash LTIP, which generally vest or are earned over three years.

•

The Corporation’s annual cash incentive plan and three-year cash LTIP both have capped payment opportunities and primarily reward achievement for different performance metrics. Further, the cash LTIP is measured against an index of publicly-traded restaurant companies.

•	The Compensation Committee has ultimate authority to determine, and increase or decrease, if appropriate, compensation provided to the Corporation’s executive officers, including each of the NEOs.

•	The Compensation Committee annually undertakes a “tally sheet” analysis of total annual compensation and the total potential payout under various termination scenarios for the NEOs.

•

The Corporation maintains a Clawback Policy, which allows the Board of Directors to recoup incentive compensation in certain circumstances. See “Clawback Policy” for further details on the Corporation’s policy.

•

All outstanding long-term incentive award agreements use a “double-trigger” definition for acceleration of vesting that requires both a change-in-control and a qualifying termination following such change-in-control.

•

All employees, including our NEOs, and the Board of Directors are subject to the Corporation’s Insider Trading Policy, which contains a prohibition on engaging in hedging and pledging transactions involving the Corporation’s securities.

•	The Compensation Committee has set the grant date for annual equity awards to be the close of business on the second full business day after our announcement of fiscal year-end earnings.

•

The Compensation Committee utilizes the services of an independent compensation consultant who does not provide any other services to the Corporation and has the authority to retain any advisor it deems necessary to fulfill its obligations.

•	The Corporation’s equity compensation plans do not permit repricing of previously granted stock options without stockholder approval.

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2021 PROXY STATEMENT
EXECUTIVE COMPENSATION

•	The Corporation has not authorized any multi-year guaranteed bonuses.

•	The Corporation does not provide tax “gross-ups” on severance payments or perquisites other than certain expenses related to relocation.

Overview of Executive Compensation Philosophy and Objectives

The Compensation Committee has structured the Corporation’s executive compensation programs to align with a compensation philosophy that is based on several objectives, including:

•	Instilling an ownership culture and linking the interests of the NEOs with those of the Corporation’s stockholders;

•	Paying for performance;

•	Rewarding executives for achievement of both annual and longer-term financial and key operating goals of the Corporation; and

•	Facilitating the attraction, motivation, and retention of highly talented, entrepreneurial, and creative executive leaders.

The Role of the Compensation Committee

Under its charter, the Compensation Committee has the sole authority to determine and approve compensation for the Corporation’s NEOs and other executive officers. In addition, the Compensation Committee, which is comprised solely of independent directors and reports regularly to the Board of Directors:

•	reviews and approves compensation and benefits programs, including grants made pursuant to the Corporation’s equity compensation plans;

•	oversees the Corporation’s executive compensation philosophy and strategy;

•	ensures that proper due diligence, deliberations, and reviews of executive compensation are conducted;

•	maintains visibility into, assists with the development of, and monitors progress of programs regarding the Corporation’s organizational culture, including diversity and inclusion; and

•	oversees risks related to the Corporation’s compensation practices.

The Compensation Committee is also responsible for reviewing the compensation for the members of the Board of Directors and submits any recommended changes for approval by the Board of Directors.

The Compensation Committee reviews the Corporation’s executive compensation plans throughout the fiscal year. Decisions concerning annual salary increases, the approval of annual cash incentives, the design and objectives of each year’s incentive plan and the granting of long-term incentive (“LTI”) awards are typically made in the first quarter of each fiscal year after a series of meetings among the Compensation Committee, its compensation consultant, the Chief Executive Officer and the Senior Vice President, Chief People Officer. The Compensation Committee also performs a “tally sheet” analysis which provides the Compensation Committee with information related to total annual compensation of each NEO and the potential payout each NEO would receive upon separation from the Corporation. The Compensation Committee performs this analysis on an annual basis as part of its oversight function with respect to executive compensation.

The general practice of the Compensation Committee has been to evaluate annually the performance of the Chief Executive Officer and the other executive officers and approve compensation based on this evaluation. As it relates to the assessment of the Chief Executive Officer’s performance, the Chairman of the Board of Directors and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee discuss annual performance goals with the Chief Executive Officer and conduct an annual performance review and compensation discussion.

In addition, the Compensation Committee annually determines the compensation of the other executive officers based on evaluations of their respective performance.

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EXECUTIVE COMPENSATION

Generally, the Chief Executive Officer and the Senior Vice President, Chief People Officer provide input to the Compensation Committee in connection with its compensation deliberations except with regard to decisions concerning themselves:

•	The Chief Executive Officer provides assessments of each NEO’s performance against specific objectives and overall contributions, potential future contributions, and retention risk;

•

Based on the assessment described above, as well as the market data provided by the Compensation Committee’s independent consultant, the Chief Executive Officer and the Senior Vice President, Chief People Officer make recommendations to the Compensation Committee regarding executive compensation for each of the other NEOs; and

•

In instances where new executives are hired, the Chief Executive Officer and the Senior Vice President, Chief People Officer discuss available information regarding compensation provided at the executive’s current or former employer, internal and external compensation benchmarking data, skill set and qualifications, and make recommendations for new executive pay packages to the Compensation Committee.

The Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist in carrying out its responsibilities. Accordingly, during 2020, the Compensation Committee directly engaged Exequity as its independent compensation consultant to provide objective and expert analyses, advice, and information with respect to executive compensation. In performing its services, Exequity interacted collaboratively with the Compensation Committee and with senior management at the direction of the Compensation Committee. In 2020, Exequity performed the following services:

•	Provided executive compensation benchmarking data (as described below);

•	Provided analysis and advice regarding annual incentive plan design;

•	Provided analysis and advice regarding LTI plan design;

•

Responded to other requests including, conducting a Chief Executive Officer pay-for-performance analysis, a risk assessment, peer group analysis, a stock ownership guidelines analysis, and advising on various governance and regulatory developments;

•	Advised on compensation for John W. Peyton, who on November 17, 2020 was appointed as Chief Executive Officer, effective January 4, 2021; and

•	Advised on compensation for executive officers.

Exequity did not provide any additional services to the Corporation during 2020 beyond those provided in the capacity of independent compensation consultant to the Compensation Committee. The Compensation Committee has assessed the independence of Exequity pursuant to the rules of the SEC and concluded that Exequity’s work for the Compensation Committee does not raise any conflicts of interest.

Compensation Benchmarking and Peer Group

The Corporation uses a restaurant peer group and compensation surveys for different benchmarking comparisons, including base salary, target annual cash incentive, LTI awards and total direct compensation opportunity (“TDCO”). The Compensation Committee, with input from its independent compensation consultant and management, periodically reviews its peer group (the “NEO Peer Group”) for the purpose of evaluating executive compensation.

The Corporation’s significantly franchised business model is uncommon amongst its peer group. The majority of the peer companies have a significant number of company-owned restaurants, with only 8 of our 18 current peers having more than 85% of their restaurants franchised. We believe our significantly franchised business model (approximately 98% franchised as of fiscal year end 2020) requires less capital investment and general and administrative overhead, generates higher gross profit margins and reduces volatility of adjusted free cash flow performance as compared to owning more company-operated restaurants. In acknowledging the structural differences, the Compensation Committee considers a variety of metrics in evaluating the NEO Peer Group, which includes but is not limited to revenues, system-wide sales, market

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2021 PROXY STATEMENT
EXECUTIVE COMPENSATION

capitalization and enterprise value. As compared to the NEO Peer Group, as of December 31, 2020, the Corporation ranked in the second quartile in revenues, first quartile in market capitalization and enterprise value, and the top quartile in system-wide sales. The NEO Peer Group consists of companies in the Corporation’s industry and companies with similar business models in related industries that the Compensation Committee believes to approximate the Corporation’s general labor market for top executive talent.

The NEO Peer Group used for evaluating 2020 compensation decisions consisted of the companies set forth below.

• Bloomin’ Brands Inc.	• Denny’s Corporation	• Shake Shack Inc.**
• BJ’s Restaurants, Inc.	• Domino’s Pizza, Inc.*	• Texas Roadhouse, Inc.
• Brinker International, Inc.	• Dunkin’ Brands Group, Inc.	• The Wendy’s Company
• The Cheesecake Factory Incorporated	• Jack in the Box Inc.	• Wingstop Inc.**
• Choice Hotels International, Inc.	• Papa John’s International, Inc.	• Wyndham Hotels and Resorts, Inc.
• Cracker Barrel Old Country Store, Inc.	• Red Robin Gourmet Burgers, Inc.
• Dave & Buster’s Entertainment, Inc.**	• Ruth’s Hospitality Group, Inc.**

*	Removed from peer group during 2020

**	Added to peer group during 2020

The NEO Peer Group was the primary data source considered by the Compensation Committee when reviewing total pay levels of the NEOs. The Compensation Committee also considered broader compensation data from the 2020 AON Hewitt US Total Compensation by Industry Survey, which provided general industry pay data on executive positions for companies with comparable sales.

The NEO Peer Group was revised by the Compensation Committee on August 3, 2020 to remove Domino’s Pizza, Inc. to reduce the variability in size in the NEO Peer Group, and add the following four companies that all met the peer group selection criteria listed above: Dave & Buster’s Entertainment, Inc.; Ruth’s Hospitality Group, Inc.; Shake Shack Inc.; and Wingstop Inc. These changes were made in order to create a more robust NEO Peer Group size and more closely align the financial metrics in the NEO Peer Group described above with the Corporation.

The Role of Say on Pay Votes and Stockholder Outreach Efforts

The Corporation provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (say on pay). In addition to receiving overall feedback on the Corporation’s compensation programs as part of the annual say on pay proposal, the Board of Directors and management are committed to regular engagement with our stockholders to solicit views and input on important topics including executive compensation. During 2020, the Corporation reached out to stockholders representing a majority of outstanding shares to discuss key executive compensation and other governance topics. The Corporation incorporates stockholder feedback into its compensation and governance policies. At the Corporation’s annual meeting of stockholders held in May 2020, approximately 98.5% of the votes present and entitled to vote at the meeting on the say on pay proposal were voted in favor of the proposal approving the compensation of the NEOs as disclosed in the 2020 proxy statement. The Compensation Committee believes that the Corporation’s approach to executive compensation is reasonable considering market conditions and is consistent with the Corporation’s pay-for-performance philosophy and overarching goal of creating long-term stockholder value.

In addition to direct feedback from the Corporation’s stockholders, the Compensation Committee will continue to consider the outcome of the Corporation’s say on pay votes when making future compensation decisions for its NEOs.

Compensation Discussion Related to the Chief Executive Officer

In connection with Mr. Joyce’s retirement, Mr. Peyton joined the Corporation as Chief Executive Officer, effective January 4, 2021.

Mr. Peyton’s compensation package primarily consists of the following:

•	an annual base salary of $1,000,000, which remains fixed until January 2024;

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EXECUTIVE COMPENSATION

•	a one-time signing bonus of $1,200,000 that is repayable upon voluntary termination of employment within two years from date of hire;

•	participation in the Corporation’s annual incentive plan with a target payout of 100% of base salary;

•	a one-time RSU award with grant date value of $3,096,478 which will vest one-half on each of the first and second anniversary of the January 4, 2021 grant date;

•	a one-time stock option award with grant date value of $884,698, which will vest one-third on each of the first, second, and third anniversary of the January 4, 2021 grant date; and

•

participation in the annual long-term incentive program, with total 2021 grant date value of $3.5 million allocated across RSAs, NQSOs, and cash LTIP in the same manner as the rest of the executive team and granted on the March 4, 2021 grant date.

In determining the overall compensation package for Mr. Peyton, the Compensation Committee considered the state of the business at the time of Mr. Peyton’s hire, Mr. Peyton’s previous leadership experience, and cash and equity awards Mr. Peyton would forfeit in leaving his then-current employment. The Compensation Committee also considered competitive market data and the input of Exequity.

Our former Chief Executive Officer, Mr. Joyce, served as Chief Executive Officer from September 2017 to January 2021.

Mr. Joyce’s compensation package primarily consisted of the following:

•	an annual base salary of $1,000,000;

•	participation in the Corporation’s annual incentive plan with a target payout of 100% of base salary;

•	a commuting allowance of $125,000 per year subject to an annual 5% increase and a temporary housing allowance of $125,000 per year subject to an annual 3% increase; and

•

at his time of hire, Mr. Joyce received a one-time grant of 75,000 time-based RSUs, which vested on February 16, 2021 and a one-time grant of 350,000 performance- and time-based NQSOs and a one-time grant of 175,000 performance- and time-based RSUs, both of which vested in full on February 16, 2021 based on Mr. Joyce’s achievement of certain price targets for the Corporation’s common stock throughout his tenure as Chief Executive Officer. Please see the Outstanding Equity Awards at 2020 Fiscal Year-End Table in this proxy statement for additional information regarding these equity awards.

Please see Elements of the Compensation Program For NEOs section below for additional information regarding Mr. Joyce’s 2020 compensation.

Elements of the Compensation Program For NEOs

The Corporation’s executive compensation program for NEOs generally consists of the following components:

•	Base Salary. Base salaries are designed to attract and retain talented executives and to provide a competitive and stable component of income.

•

Annual Cash Incentives under the Annual Incentive Plan. Annual cash incentives provide a competitive incentive opportunity for achieving financial performance and operational objectives over an annual performance period. Generally, no payouts are made under the annual incentive plan unless these objectives are achieved.

•

LTI Awards. LTI awards are composed of NQSOs, RSAs and the cash LTIP with each component representing approximately one-third of the total value awarded, excluding one-time equity awards made in connection with hiring, retention, or other non-standard circumstances. Each of the annual LTI components is vested or earned over a three-year period to provide ongoing alignment with stockholders’ interests based on the Corporation’s future stock price performance. Stock options provide value to the executive only if the Corporation’s stock price increases above the grant date price. The value of RSAs increases or decreases with changes in the Corporation’s stock price. The cash LTIP provides payment only if the Corporation’s TSR performance is in the 33rd percentile or greater compared to a group of publicly traded restaurant companies over a three-year performance period.

•

Benefits and Other Compensation. Benefits and other compensation programs are provided to protect executive health and safety and provide flexibility and efficiencies that facilitate executive productivity.

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EXECUTIVE COMPENSATION

The Compensation Committee’s compensation strategy is comprised of a TDCO for each NEO which is defined as base salary, target annual cash incentive and the grant date fair market value of LTI awards.

Base Salary	+	Annual Cash Incentive	+	Long-Term Incentive	=	Total Direct Compensation Opportunity

The TDCO for each NEO is generally set by using a holistic approach that considers various individual factors as well as relevant benchmark data. Such individual factors include performance, experience level, criticality, scarcity of skill set, internal equity, and external competitiveness. Rather than striving for a single market reference point, the Compensation Committee believes that this broader holistic approach provides appropriate flexibility in tailoring award opportunities.

The TDCO for 2020, as reviewed and approved by the Compensation Committee for the NEOs on February 19, 2020, is listed in the following table. TDCO differs from the total compensation amounts reported in the 2020 Summary Compensation Table in that it includes the base salary and target annual cash incentive opportunity in effect following such approval, while the 2020 Summary Compensation Table includes the amounts actually earned. Further, TDCO does not include amounts set forth in the “All Other Compensation” column of the 2020 Summary Compensation Table nor does it include one-time equity awards made in connection with hiring, retention, or other non-standard circumstances. In addition, TDCO includes the value of the target opportunity under the cash LTIP grant at the time it is awarded whereas the 2020 Summary Compensation Table includes the actual value earned, if any, based upon performance under the cash LTIP after the completion of the performance period.

2020 Total Direct Compensation Opportunity

Name	2020 Base Salary ($)	2020 Annual Cash Target Incentive ($)	2020 Long- Term Incentive ($)	2020 Total Direct Compensation Opportunity ($)

Stephen P. Joyce	$1,000,000	$1,000,000	$0	$2,000,000

Thomas H. Song	$550,000	$412,500	$800,046	$1,762,546

John C. Cywinski	$675,000	$573,750	$1,000,040	$2,248,790

Jay D. Johns	$550,000	$412,500	$750,069	$1,712,569

Bryan R. Adel	$525,000	$393,750	$700,005	$1,618,755

A significant portion of executive pay has been structured to be contingent on satisfying pre-established performance goals and increasing stockholder value. For the NEOs, excluding Mr. Joyce, who did not receive any equity awards in 2020, an average of 69% of 2020 TDCO was linked to performance and/or increasing stockholder value.

See the section entitled “Compensation Decisions Made in 2020” in this proxy statement for additional information regarding the elements of compensation for NEOs.

The chart below illustrates the 2020 pay mix for the NEOs, excluding Mr. Joyce:

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Compensation Decisions Made in 2020

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of the NEO Peer Group, the AON Hewitt survey and, in the case of the NEOs other than the Chief Executive Officer, recommendations and assessments of the performance of the individual NEOs by the Chief Executive Officer. The Compensation Committee uses the market data to establish points of reference to determine whether and to what extent it is establishing competitive levels of compensation for the NEOs. In February 2020, the Compensation Committee set annual base salaries for 2020 as follows:

Name	Former Base Salary($)	New Base Salary($)	Percentage Increase

Stephen P. Joyce	1,000,000	1,000,000	0.0%

Thomas H. Song	510,000	550,000	7.8%

John C. Cywinski	615,940	675,000	9.6%

Jay D. Johns	525,000	550,000	4.8%

Bryan R. Adel	500,000	525,000	5.0%

These base salary increases were set before the onset of pandemic-related disruptions to our business. The base salary increase for Mr. Song was driven by external market competitiveness and an increase in his job scope to include oversight of our international business. The base salary increases for Mr. Cywinski and Mr. Johns were based on individual performance and external market competitiveness. The base salary increase for Mr. Adel was based on external market competitiveness and an increase in his job scope to include oversight of communications, events, and publishing services personnel.

Performance- and Stock-Based Compensation

Annual Cash Incentives

In early 2020, before the onset of the COVID-19 pandemic, the Compensation Committee approved the 2020 Annual Incentive Plan to reward executive officers whose performance meets or exceeds the Corporation’s expectations, to provide incentives for excellent future performance that contributes to the Corporation’s success and profitability and to serve as a means by which eligible participants may share in the Corporation’s financial success.

Pursuant to the 2020 Annual Incentive Plan, the target annual cash incentive amount for each of the NEOs is established as a percentage of base salary based on the participant’s level in the management structure. The 2020 threshold, target, and maximum payout amounts for each NEO are provided in the Grants of Plan-Based Awards in 2020 table. The 2020 threshold, target, and maximum percentages of base salary for each of the NEOs under the Corporation’s 2020 Annual Incentive Plan were as follows:

Name	Threshold as Percentage of Base Salary	Target as Percentage of Base Salary	Maximum as Percentage of Base Salary

Stephen P. Joyce	50%	100%	200%

Thomas H. Song	37.5%	75%	150%

John C. Cywinski	42.5%	85%	170%

Jay D. Johns	37.5%	75%	150%

Bryan R. Adel	37.5%	75%	150%

Decisions regarding the threshold, target and maximum incentive percentages were made in consultation with Exequity and after consideration of the NEO Peer Group and survey data mentioned above and the desired TDCO pay mix. In February 2020, the Compensation Committee increased the target annual cash incentive percentage of base salary for Mr. Cywinski from 80% to 85% due to external market competitiveness, and Mr. Adel from 70% to 75% due to the increase in the scope of

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his role with the Corporation. The Compensation Committee believes the incentive targets to be generally consistent with incentive opportunities at the NEO Peer Group companies for similarly situated executives.

The annual cash incentive for the NEOs is based on a combination of the Corporation’s AEPS, Dine Brands Global, Inc., IHOP, and Applebee’s Operating Profit, Same Restaurant Sales, Traffic, and Net Development. The Compensation Committee focused the 2020 Annual Incentive Plan’s metrics entirely on financial and operating performance metrics to drive an emphasis on delivering results and improving performance. In 2020, Net Development was added as a metric for both Mr. Cywinski and Mr. Johns. Overall, the Compensation Committee believes the 2020 annual cash incentive metrics reflected the appropriate balance between profitability (60-80%) and growth (20-40%) at the time the targets were set. The annual cash incentive for each of the NEOs could then be decreased or increased based on the individual performance of each executive.

The Compensation Committee used AEPS as a primary incentive metric as it represents a broad and commonly used measure of financial performance for the Corporation. The Compensation Committee included Operating Profit as a performance measure because it believes operating profit appropriately incentivizes the business units on items specifically within their control. The Compensation Committee utilized Same Restaurant Sales with a Traffic modifier in order to encourage the brands to drive improved Same Restaurant Sales performance based on guests visiting the restaurants rather than solely by increases to average check. “Operating Profit” is defined as Segment Profit plus gains on asset dispositions, less Direct G&A and losses on asset dispositions, excluding the impact of extraordinary, unusual, infrequently occurring, non-recurring and unanticipated events. “Segment Profit” is defined as segment revenues less segment expenses. Direct G&A is defined as general and administrative expenses directly incurred at operating units excluding any allocation of shared service and general corporate overhead. “Same Restaurant Sales” is a growth performance indicator used by the Corporation and the restaurant industry and provides a measure of the change in restaurant sales by comparing the sales performance of the same restaurants from period to period. “Traffic” is a growth performance indicator used by the Corporation and the restaurant industry and provides a measure of the change in the number of guests visiting restaurants by comparing the number of guests visiting the same restaurants from period to period. Based on Traffic performance, the Same Restaurant Sales metric is increased or decreased by up to 20% for a given measurement period. Net Domestic Franchise Restaurant Development is a growth performance indicator measuring the number of new restaurants opened during the fiscal year, less any restaurant closings, in the United States (excluding Hawaii).

All metrics were set after consideration of the business environment at the time the metrics were approved and the Corporation’s forward-looking strategic plan, in each case before the onset of the COVID-19 pandemic. The Compensation Committee believed at the time that the performance targets were rigorous yet achievable, and established challenging levels such that attainment of the targeted amounts was not assured at the time they were set and would require a high level of effort and execution in order to obtain them.

Because these targets were set in February 2020, these targets were set prior to the time when the Corporation could have anticipated or known the impact of the impending COVID-19 pandemic. As a result, due in large part to the business and financial disruptions resulting from the COVID-19 pandemic, the performance metrics in the 2020 Annual Incentive Plan were not achieved as AEPS, Operating Profit, Same Restaurant Sales and Net Development all fell below threshold. Accordingly, no payments were made pursuant to the 2020 Annual Incentive Plan

In acknowledgement of various factors, including, (i) the actions taken to stabilize the business during a time of significant industry disruption from the COVID-19 pandemic, (ii) the Corporation’s relative financial performance during a period of extreme volatility and disruption, and (iii) the need to ensure that the Corporation retains and motivates key employees to successfully drive its business beyond the pandemic to create additional long-term stockholder value, the Compensation Committee approved discretionary cash awards for all our employees, including discretionary cash payments equal to 50% of the target annual cash incentive for each NEO.

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The table below outlines the annual cash incentive metrics and weighting for each of the NEOs as originally designed for 2020:

Name	Dine Brands AEPS	Dine Brands/ IHOP / Applebee’s Business Unit Operating Profit(1)	Same Restaurant Sales with Traffic Modifier(2)	Net Franchise Restaurant Development(3)

Stephen P. Joyce	50%	30%	20%

Thomas H. Song	50%	30%	20%

John C. Cywinski	40%	20%	20%	20%

Jay D. Johns	40%	20%	20%	20%

Bryan R. Adel	50%	30%	20%

(1)

Operating profit for Mr. Joyce, Mr. Song, and Mr. Adel was based on Dine Brands’ operating profit, while Business Unit operating profit for Mr. Cywinski and Mr. Johns was based entirely on their respective Business Units.

(2)

Same Restaurant Sales and Traffic performance for Mr. Joyce, Mr. Song, and Mr. Adel was based 50% on Applebee’s Business Unit performance and 50% on IHOP Business Unit performance, while Same Restaurant Sales and Traffic performance for Mr. Cywinski and Mr. Johns was based entirely on their respective Business Units.

(3)	Net Development for Mr. Cywinski and Mr. Johns was based entirely on their respective Business Units.

The threshold, target and maximum payout levels for the performance metrics are illustrated in the table below.

Metric	Threshold	Target	Maximum	Actual Result	Percentage of Target Achieved	Payout Percentage of Target for Metric

AEPS	$6.32	$7.18	$7.90	$1.79	24.9%	0%

Dine Brands Operating Profit	$199.6	$224.3	$242.2	$101.9	45.4%	0%

IHOP Business Unit Operating Profit	$162.1	$182.1	$196.7	$100.2	55.0%	0%

Applebee’s Business Unit Operating Profit	$120.1	$134.9	$145.7	$86.1	63.8%	0%

IHOP Same Restaurant Sales	-0.5%	2.0%	4.0%	-32.8%	n/a	0%

Applebee’s Same Restaurant Sales	-0.5%	2.0%	4.0%	-22.4%	n/a	0%

Domestic IHOP Net Restaurant Development	—	—	—	-38	n/a	0%

Domestic Applebee’s Net Restaurant Development	—	—	—	-63	n/a	0%

Payout as a Percentage of an Executive’s Target	50%	100%	200%	—	—	—

The amounts in the table below represent the discretionary cash payments paid to each of the NEOs based on the Compensation Committee’s assessment of the factors described above.

Name	Base Salary	Target as Percentage of Base Salary	Discretionary Cash Payment % of Target	Discretionary Cash Payment

Stephen P. Joyce	$1,000,000	100%	50.0%	$500,000

Thomas H. Song	$550,000	75%	50.0%	$206,250

John C. Cywinski	$675,000	85%	50.0%	$286,875

Jay D. Johns	$550,000	75%	50.0%	$206,250

Bryan R. Adel	$525,000	75%	50.0%	$196,875

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Long-Term Incentive or LTI Awards

The Compensation Committee grants each of the NEOs, other than the Chief Executive Officer, a blend of NQSOs, RSAs and cash LTIP awards. The NQSOs vest in equal installments over a three-year period and are exercisable for up to a maximum of ten years. The RSAs typically cliff vest after three years and the cash LTIP payout is based on Relative TSR against an index of publicly-traded restaurant companies over a three-year performance period. NQSOs have value to the executive only if the Corporation’s stock price increases over the price on the date of grant and the value of RSAs fluctuates with changes in the Corporation’s stock price.

The Compensation Committee believes that this mix of long-term incentives appropriately balances an emphasis on absolute and relative stock price performance and aligns the compensation of our NEOs with the long-term interests of stockholders. The LTI awards are comprised of 34% of the grant date value in NQSOs, 33% of the grant date value in RSAs and 33% of the grant date value in the cash LTIP (at target). The Compensation Committee believes this weighting provides a balanced strategy between stockholder alignment, executive retention, risk, and performance.

The Compensation Committee considered a range of factors in setting the value to be awarded to the NEOs, including assessments of individual performance, the potential contributions that each NEO could be expected to make in the future, each NEO’s TDCO, LTI awards previously granted to certain NEOs, the size of awards provided to other individuals holding similar positions in the market data considered by the Compensation Committee, the number of shares which remained available for issuance under the 2019 Stock Incentive Plan and overall accounting expense associated with the awards.

The table below summarizes the grant date value of the annual long-term incentive awards made in 2020 (additional detail regarding long-term incentive awards granted in 2020 can be found in the Grants of Plan-Based Awards in 2020 table in this proxy statement):

Name	Stock Options	Restricted Stock	Cash LTIP at Target	Total Long-Term Incentive Opportunity

Thomas H. Song(1)	$272,008	$264,038	$264,000	$800,046

John C. Cywinski	$340,014	$330,026	$330,000	$1,000,040

Jay D. Johns	$255,006	$247,563	$247,500	$750,069

Bryan R. Adel	$238,005	$231,001	$231,000	$700,005

(1)

Mr. Song is no longer entitled to any of his unvested long-term incentive awards, including stock options, restricted stock awards, and cash LTIP awards due to his voluntary termination from the Corporation on January 22, 2021.

The increase in long-term incentive awards for Mr. Song was driven by external market competitiveness and an increase in his job scope to include oversight of our international business. The increases for Mr. Cywinski and Mr. Johns were based on individual performance and external market competitiveness. The increase for Mr. Adel was based on external market competitiveness and an increase in his job scope to include oversight of communications, events, and publishing services personnel.

At the time of grant, the 2018—2020, 2019—2021 and 2020—2022 cash LTIP cycles provided payment between zero and 200% of the target award based 50% on the Corporation’s Relative TSR performance and 50% based on the Corporation’s AEPS growth performance. The Relative TSR performance and AEPS growth performance targets for the 2018—2020 cycle were as depicted below:

	Relative TSR Ranking at End of Performance Period	Percentage of Target Relative TSR Units Earned

No Payout	< 33rd Percentile of the Index	0%

Threshold	33rd Percentile of the Index	50%

Target	50th Percentile of the Index	100%

Maximum	80th Percentile of the Index	200%

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Average Annual AEPS Growth 2018 - 2020	Percentage of Target AEPS Growth Units Earned

<10%	0%

10%	50%

20%	100%

≥30%	200%

The performance goals were designed to be challenging but achievable with strong management performance. During 2020, the business and operations of the Corporation were, and they continue to be, negatively impacted by business disruptions resulting from the COVID-19 pandemic. These business disruptions, which could not have been foreseen when the cash LTIP awards were granted, created unintended effects on the cash LTIP awards. 2018 AEPS growth results were 29% and 2019 AEPS growth results were also 29%, well above the target and near the maximum level. The business and financial disruptions resulting from the COVID-19 pandemic resulted in -74% AEPS growth for 2020. The average of the three annual AEPS growth results was -5%, which would have completely eliminated the payout of the AEPS component of the cash LTIP awards for the 2018-2020 cycle. The historically low AEPS baseline for 2020 was likely to result in atypically high average AEPS growth results for the 2019-2021 and 2020-2022 cycles, with a high probability of maximum payouts for the AEPS portion of these awards.

On February 17, 2021, the Compensation Committee removed the AEPS performance metric for the cash LTIP awards for 2018, 2019, and 2020, such that each of these awards are measured only by the Corporation’s Relative TSR. In making this decision, the Compensation Committee considered various factors, including (i) maintaining pay-for-performance alignment, (ii) reducing the unplanned impact of the business and financial disruptions caused by the COVID-19 pandemic, and (iii) aligning executive and stockholder interests by solely measuring the Corporation’s shareholder returns relative to similar companies. Although this action did increase the payout for the 2018-2020 cash LTIP cycle, it more closely aligns payouts with pre-pandemic performance and Relative TSR performance. For the 2019-2021 and 2020-2022 cycles, this action avoided expected maximum payouts for the AEPS portion of the awards. The Compensation Committee routinely evaluates incentive plan performance metrics and takes into consideration the perspectives of our shareholders. AEPS growth was previously added as a second metric in part based on shareholder feedback and the Compensation Committee will reevaluate the performance metrics for future grants as business conditions stabilize.

2018—2020 Cash LTIP Payout

Demonstrating the Corporation’s pay-for-performance philosophy and the direct link between pay and the Corporation’s stock price performance, the cash LTIP payout as a percentage of the target has varied significantly over the past three performance periods based on TSR performance relative to the companies included in the index of publicly-traded restaurant companies. Performance and payouts under the 2018-2020 performance period and prior performance periods were as follows:

Performance Period	Dine Brands TSR	Restaurant Index Percentile Rank	Payout as a percentage of target award

2015 - 2017	-40.3%	2.7%	0%

2016 - 2018	-8.5%	44.3%	83.2%

2017 - 2019	20.4%	54.5%	111.3%

2018 - 2020	26.2%	63.6%	134.0%*

*

Payout for the 2018-2020 cash LTIP cycle would have been 67% of target if the AEPS growth metric had not been removed by the Compensation Committee. Actual three-year average annual AEPS growth for 2018-2020 was -5%, based on 29% growth in 2018, 29% growth in 2019, and -74% growth in 2020. The -5% actual three-year average annual AEPS growth for 2018-2020 was below the 10% growth performance threshold for payout, and would have resulted in a 0% payout for the AEPS portion of the award

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For the 2018-2020 cash LTIP cycle, the Corporation’s TSR performance achieved a percentile rank of 63.6% relative to the companies included in the index of publicly-traded restaurant companies during the three-year performance period. The amounts in the table below represent the target cash LTIP incentive and actual amounts paid to the NEOs pursuant to the 2018-2020 cash LTIP. Mr. Joyce is not eligible to participate in the cash LTIP and did not participate in the 2018-2020 cash LTIP cycle.

Name	2018 - 2020 Target Award	2018 - 2020 Payout (134.0% of Target)

Thomas H. Song	$198,000	$265,320

John C. Cywinski	$272,250	$364,815

Jay D. Johns	$82,500	$110,550

Bryan R. Adel	$181,500	$243,210

Stock Ownership Guidelines

The Corporation maintains robust stock ownership guidelines that are intended to further the Compensation Committee’s objectives of aligning the financial interests of its executives with those of the Corporation’s stockholders. The stock ownership guidelines call for each NEO to accumulate a minimum number of shares equal in value to a multiple of their base salary. For purposes of the guidelines, stock ownership includes Common Stock owned directly, in-the-money value of exercisable NQSOs, RSAs, and stock-settled RSUs that are not subject to performance goals that have not been achieved. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by the Corporation’s executives to allow them to meet the stock ownership guidelines.

The Compensation Committee annually reviews each NEO’s progress towards meeting the stock ownership guidelines. The Compensation Committee has informed management that it may reduce or choose not to grant future stock-based compensation to any executive who fails to make reasonable progress towards meeting the stock ownership goals within five years from becoming subject to the guidelines. Based upon its October 2020 review of each NEO’s equity holdings in the Corporation, the Compensation Committee determined that other than Bryan R. Adel, each NEO met, exceeded or was on schedule to meet his guideline. The Compensation Committee considered Mr. Adel’s previous historical consistency in exceeding his stock ownership goals and the impact of abrupt stock price declines during 2020 on the ratio of his holdings to his base salary and determined not to take any action with respect to Mr. Adel’s stock ownership at such time.

The following table sets forth the stock ownership and goals of each of the continuing NEOs:

Name	Guideline as a Multiple of Base Salary	Holdings as a Multiple of Base Salary(1)	Guideline Status

John C. Cywinski	4	5.1	Meets Guideline

Jay D. Johns(2)	4	2.6	On Schedule

Bryan R. Adel	2	1.5	Does Not Meet

(1)	Based upon holdings in the shares of common stock of the Corporation and one-year average daily price per share of the Corporation’s common stock from October 2, 2019 to October 1, 2020.

(2)	Mr. Johns has until June 13, 2024 to meet his stock ownership guideline.

Clawback Policy

To the extent permitted by governing law, in the event that (i) the Corporation is required to make a material restatement of its financial statements as a result of fraudulent behavior or material intentional misconduct on the part of the Corporation’s current or former (a) Chief Executive Officer, (b) executive officers subject to Section 16 of the Exchange Act or (c) other executive officers who report directly to the Chief Executive Officer and (ii) any incentive compensation was paid to any of these individuals based upon achievement of certain financial results and in reliance upon the financial statements to be

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restated, then the Board of Directors may, in its sole discretion and upon making a determination that it would be in the best interest of the Corporation to do so, direct the Corporation to make reasonable efforts to seek reimbursement of any such incentive compensation paid within the past three years from the date of the restatement to the extent it exceeds the amounts that would have been earned under the restated financial statements. This policy shall apply in addition to any right of recoupment against the Chief Executive Officer and Chief Financial Officer pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or other applicable law or regulation.

Hedging and Pledging Restrictions

Under the Corporation’s Insider Trading Policy, all officers, employees and directors of the Corporation are prohibited from engaging in short sales of the Corporation’s common stock or in taking positions on the Corporation’s publicly traded call and put options or otherwise using financial instruments to engage in hedging transactions to lock in the value of the Corporation’s securities by preventing a decrease and/or increase in value.

Employment Agreements and Change in Control Provisions

Employment Agreements

The Corporation enters into employment agreements with certain executives when it determines that an employment agreement is desirable for the Corporation to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the Compensation Committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Corporation with respect to other similarly situated employees.

Mr. Peyton and Mr. Cywinski are each a party to an employment agreement with the Corporation. Each employment agreement provides for an initial employment term of three years and automatic successive one-year extensions unless the Corporation or the executive gives notice to the contrary more than 90 days prior to the expiration of the then-current term of the agreement. The Corporation may terminate the agreement at any time, with or without cause upon written notice to the executive. The employment agreement provides for a base salary, a target annual cash incentive opportunity as a percentage of base salary and certain other perquisites and benefit programs. The employment agreement does not contain multi-year incentive guarantees or tax gross-ups. The employment agreement contains confidentiality, trade secrets, discoveries, and non-solicitation provisions. Mr. Song was also party to an employment agreement with similar terms while he was employed with the Company. Mr. Song voluntarily terminated his employment agreement as of January 22, 2021.

Mr. Joyce was a party to an employment agreement with the Corporation. The employment agreement called for a term beginning on September 12, 2017 and ending on February 1, 2021 with no automatic extensions. In connection with our CEO transition, in November 2020, Mr. Joyce and the Corporation amended Mr. Joyce’s employment agreement to transition Mr. Joyce to the role of non-executive special advisor as of January 4, 2021 and to extend the term of the agreement through February 16, 2021. Mr. Joyce’s employment agreement terminated as of February 16, 2021.

Ms. Hall, Mr. Adel, and Mr. Johns are parties to employment offer letters with the Corporation, effective as of January 19, 2021, August 2, 2010, and June 13, 2019, respectively.

Under certain termination scenarios, the employment agreements may provide for severance payments, benefits continuation and vesting of outstanding equity-based awards. See “Potential Payments Upon Termination or Change in Control” in this proxy statement for additional information about severance arrangements, including projected severance payment amounts, pursuant to the employment agreements.

Amended and Restated Executive Severance and Change in Control Policy

Mr. Adel and Mr. Johns participate in the Corporation’s Amended and Restated Executive Severance and Change in Control Policy. This policy is intended to increase the retention of the senior leadership team and to provide severance benefits under specified circumstances to certain individuals who are in a position to contribute materially to the success of the Corporation. These arrangements also are intended to facilitate changes in the leadership team by setting terms for the

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termination of an executive officer in advance, thereby allowing a smooth transition of responsibilities when it is in the best interests of the Corporation. Under certain termination scenarios, the policy may provide for severance payments, benefits continuation and vesting of certain outstanding equity-based awards. The policy does not provide for tax gross-ups. See “Potential Payments Upon Termination or Change in Control” in this proxy statement for additional information about severance arrangements, including projected severance payment amounts, pursuant to the Amended and Restated Executive Severance and Change in Control Policy.

Nonqualified Deferred Compensation Plan

Pursuant to the Deferred Compensation Plan, all NEOs are eligible to defer their base salaries, annual cash incentives, and long-term incentive plan cash distributions. Deferrals are always 100% vested. This plan provides the NEOs with a long-term capital accumulation opportunity. The Deferred Compensation Plan provides a range of investment opportunities and is designed to comply with Section 409A of the Internal Revenue Code (the “Code”). See “2020 Nonqualified Deferred Compensation” in this proxy statement for additional information.

Perquisites

The Corporation provided all 2020 NEOs with limited perquisites as part of a competitive total compensation package. The Compensation Committee annually reviews the perquisites provided to the NEOs and approves those personal benefits or perquisites that it deems to be in the Corporation’s best interest in order to induce executives to maintain or accept employment with us.

Annual Physicals. Each NEO is entitled and expected to have an annual physical provided at the Corporation’s cost.

Automobile Allowances. The Corporation pays each of the NEOs an automobile allowance.

Supplemental Life Insurance. The Corporation provides supplemental life insurance for each of the NEOs in addition to paying for life insurance for all eligible employees. NEOs are provided $900,000 in life insurance under the Corporation’s group policy.

Supplemental Disability Insurance. The Corporation provides supplemental disability insurance for each of the NEOs in addition to paying for disability insurance for all eligible employees. The coverage for each NEO generally provides for a benefit equal to 60% of pre-disability earnings subject to a maximum of $25,000 per month.

Tax Preparation Reimbursement. The Corporation may provide tax preparation reimbursement for certain NEOs who are required to file tax returns in multiple states as a result of their employment with the Corporation. The benefit is taxable to the NEO and is intended to encourage the NEO to engage knowledgeable experts to assist with tax preparation.

Restaurant Dining Expenses. The Corporation reimburses each of the NEOs for amounts spent dining at Applebee’s and IHOP restaurants.

Other. On a case-by-case basis, the Corporation may provide other perquisites to certain executives from time to time.

See the 2020 Summary Compensation Table for additional details on these perquisites.

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COMPENSATION TABLES

COMPENSATION TABLES

Compensation tables and accompanying notes and disclosures for all NEOs are set forth below.

2020 Summary Compensation Table

The following 2020 Summary Compensation Table and accompanying notes set forth information concerning compensation earned by each of the Corporation’s NEOs for the fiscal year ended December 31, 2020, and, to the extent required under applicable SEC disclosure rules, the fiscal years ended December 31, 2019 and 2018.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Stephen P. Joyce	2020	1,000,000	500,000		—		—	—	311,131	1,811,131
Former Chief Executive Officer	2019	1,000,000	—		—		—	455,948	297,810	1,753,758
	2018	1,000,000	—		—		—	1,295,200	275,503	2,570,703

Thomas H. Song (7)	2020	543,846	206,250		264,038		272,008	265,320	36,064	1,587,525
Former Chief Financial Officer	2019	508,461	250,000	(8)	231,095		237,985	520,930	38,197	1,786,668
	2018	286,538	200,000	(9)	1,198,010	(10)	204,042	568,900	225,893	2,683,383

John C. Cywinski	2020	668,185	286,875		330,026		340,014	364,815	37,173	2,027,088
President, Applebee’s Business Unit	2019	612,295	—		288,794		297,475	606,730	34,871	1,840,166
	2018	589,596	—		2,319,309	(11)	280,555	1,016,400	174,434	4,380,294

Jay D. Johns	2020	546,154	206,250		247,563		255,006	110,550	35,433	1,400,956
President, IHOP Business Unit	2019	476,803	—		1,107,358	(12)	110,495	383,869	38,984	2,117,509

Bryan R. Adel	2020	521,154	196,875		231,001		238,005	243,210	38,684	1,468,928
Senior Vice President, Legal, General	2019	496,154	—		198,039		203,996	438,263	38,201	1,374,652
	2018	475,000	250,000	(13)	181,563		187,037	598,552	65,835	1,757,987

(1)	Represents 26 bi-weekly pay periods during the fiscal years ended December 31, 2018, 2019 and 2020, respectively.

(2)

The amounts reported in this column for 2020 represent discretionary bonuses received with respect to 2020. As discussed in the CD&A, for 2020, the Compensation Committee approved a discretionary cash award to our employees equivalent to a minimum threshold-level payout of 50% of target under the 2020 Annual Incentive Plan, including discretionary cash payments equal to 50% of the target annual cash incentive for each NEO.

(3)

The amounts reported in this column for 2020 represent the aggregate grant date fair value related to the RSAs that were granted as part of the 2020 LTI award, computed in accordance with FASB ASC Topic 718. The amounts in the “Stock Awards” column for prior years include the aggregate grant date fair value related to stock awards granted in each of the years shown, computed in accordance with FASB ASC Topic 718. See Note 14 to Consolidated Financial Statements in the Corporation’s annual reports on Form 10-K for the years ended 2020, 2019 and 2018, and for information regarding assumptions underlying the valuation of equity awards granted in 2020, 2019, and 2018.

(4)

The amounts in the “Option Awards” column for 2020, 2019, and 2018 represent the aggregate grant date fair value related to option awards granted in each of such years, computed in accordance with FASB ASC Topic 718. See Note 14 to Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the years ended 2020, 2019, and 2018 for information regarding assumptions underlying the valuation of equity awards granted in 2020, 2019, and 2018.

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(5)

The amounts in the “Non-Equity Incentive Plan Compensation” column for 2020 represent the cash LTIP for the 2018 – 2020 performance period. These payout amounts were based on the Corporation’s attainment of certain pre-determined performance targets.

Name	Annual Incentive Plan Award ($)	Cash LTIP Award ($)	Non-Equity Incentive Plan Compensation ($)

Stephen P. Joyce	0	0	0

Thomas H. Song	0	265,320	265,320

John C. Cywinski	0	364,815	364,815

Jay D. Johns	0	110,550	110,550

Bryan R. Adel	0	243,210	243,210

(6)	The amounts in “All Other Compensation” for 2020 include amounts paid or reimbursed for the following:

Name	Auto Allowance and Expenses ($)	401(k) Plan Contributions ($)	Dine Brands Restaurant Dining Expenses ($)	Housing and Commuting Expenses ($)	Life and Disability Insurance Premiums ($)	Annual Physical Exam ($)	Total ($)

Stephen P. Joyce	15,000	14,250	—	273,769	8,112	—	311,131

Thomas H. Song	15,000	14,250	403	—	2,910	3,500	36,064

John C. Cywinski	15,000	14,250	2,157	—	5,766	—	37,173

Jay D. Johns	15,000	14,250	418	—	5,766	—	35,433

Bryan R. Adel	15,000	14,250	268	—	5,766	3,400	38,684

(7)

Mr. Song is no longer entitled to any of his unvested long-term incentive awards, including stock options, restricted stock awards, and cash LTIP awards award due to his voluntary termination from the Corporation on January 22, 2021.

(8)	Represents a special recognition bonus of $250,000 paid to Mr. Song in August of 2019

(9)	Represents Mr. Song’s sign-on bonus.

(10)	Includes sign-on RSAs awarded to Mr. Song valued at $1,000,002.

(11)	Includes a special retention grant of performance – and time-based RSUs valued at $2,046,999.

(12)	Includes special recognition RSAs awarded to Mr. Johns valued at $1,000,075 in connection with his promotion to President of the IHOP Business Unit.

(13)	Represents a special recognition bonus of $50,000 paid to Mr. Adel in November 2019 and special recognition bonus of $200,000 paid to Mr. Adel in March 2019.

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Grants of Plan-Based Awards in 2020

The following table provides information with respect to the plan-based awards granted by the Compensation Committee to the NEOs. Plan-based awards include annual incentive plan awards under the Corporation’s 2020 Annual Incentive Plan (“AIP”), RSAs, NQSOs and cash LTIP awards under the 2019 Stock Incentive Plan. For additional information on the performance objectives and determination of threshold, target, and maximum payouts for these awards, see the section entitled “Performance- and Stock-Based Compensation” in the Compensation Discussion and Analysis section of this proxy statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Stock Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name / Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Stephen P. Joyce
AIP	—	2/19/2020	500,000	1,000,000	2,000,000	—	—	—	—
Thomas H. Song (5)
AIP	—	2/19/2020	206,250	412,500	825,000	—	—	—	—
LTIP	—	2/19/2020	132,000	264,000	528,000	—	—	—	—
RSA	2/26/2020	2/19/2020	—	—	—	3,029	—	—	264,038
NQSO	2/26/2020	2/19/2020	—	—	—	—	15,519	87.17	272,008
John C. Cywinski
AIP	—	2/19/2020	286,875	573,750	1,147,500	—	—	—	—
LTIP	—	2/19/2020	165,000	330,000	660,000	—	—	—	—
RSA	2/26/2020	2/19/2020	—	—	—	3,786	—	—	330,026
NQSO	2/26/2020	2/19/2020	—	—	—	—	19,399	87.17	340,014
Jay D. Johns
AIP	—	2/19/2020	206,250	412,500	825,000	—	—	—	—
LTIP	—	2/19/2020	123,750	247,500	495,000	—	—	—	—
RSA	2/26/2020	2/19/2020	—	—	—	2,840	—	—	247,563
NQSO	2/26/2020	2/19/2020	—	—	—	—	14,549	87.17	255,006
Bryan R. Adel
AIP	—	2/19/2020	196,875	393,750	787,500	—	—	—	—
LTIP	—	2/19/2020	115,500	231,000	462,000	—	—	—	—
RSA	2/26/2020	2/19/2020	—	—	—	2,650	—	—	231,001
NQSO	2/26/2020	2/19/2020	—	—	—	—	13,579	87.17	238,005

(1)

Please see the section entitled “Performance- and Stock-Based Compensation” in the Compensation Discussion and Analysis section of this proxy statement for additional information regarding the AIP and cash LTIP.

(2)	RSAs reflected in this table cliff vest in full on the third anniversary of the date of grant.

(3)	NQSOs reflected in this table vest and become exercisable as to one-third of the shares subject to the NQSO on each of the first, second and third anniversaries of the date of grant.

(4)

The amounts in this column represent the aggregate grant date fair value related to RSAs and NQSO awards granted in 2020 computed in accordance with FASB ASC Topic 718. See Note 14 to Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the year ended December 31, 2020 for information regarding assumptions underlying the valuation of equity awards.

(5)

Mr. Song is no longer entitled to any of his unvested long-term incentive awards, including stock options, restricted stock awards, and cash LTIP awards award due to his voluntary termination from the Corporation on January 22, 2021.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides summary information regarding the outstanding equity awards for the Corporation’s NEOs at December 31, 2020.

	Stock Awards

	Number of Securities Underlying Unexercised Options				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable (#)		Unexercisable (#)
Stephen P. Joyce	—		350,000	(2)	40.58	9/12/2027	86,451	(3)	5,014,142	—		—
							201,718	(4)	11,699,665	—		—
Thomas H. Song	9,290	(5)	4,645	(6)(7)	76.04	6/15/2028	2,604	(8)(9)	151,032	—		—
	3,618	(5)	7,235	(7)(10)	98.97	2/25/2029	5,261	(9)(11)	305,138	—		—
			15,519	(7)(12)	87.17	2/26/2030	2,335	(9)(13)	135,430	—		—
							3,029	(9)(14)	175,682	—		—
John C. Cywinski	58,875		—		54.82	3/15/2027	6,841	(15)	396,778	—		—
	15,888		7,944	(16)	68.80	2/22/2028	3,958	(17)	229,564	—		—
	4,522		9,044	(18)	98.97	2/25/2029	2,918	(19)	169,244	—		—
	—		19,399	(20)	87.17	2/26/2030	3,786	(21)	219,588	—		—
							12,350	(22)	716,297	18,525	(23)	1,074,445
Jay D. Johns	3,184		—		113.72	2/24/2025	1,200	(24)	69,600	—		—
	7,528		—		90.90	2/26/2026	1,084	(25)	62,872	—		—
	—		2,407	(26)	68.80	2/22/2028	10,556	(27)	612,248	—		—
	1,680		3,359	(28)	98.97	2/25/2029	2,840	(29)	164,720	—		—
	—		14,549	(30)	87.17	2/26/2030	—		—	—		—
Bryan R. Adel	5,210		—		113.72	2/24/2025	2,639	(31)	153,062	—		—
	11,292		—		90.90	2/26/2026	2,001	(32)	116,058	—		—
	11,805		—		53.49	3/3/2027	2,650	(33)	153,700	—		—
	10,592		5,296	(34)	68.80	2/22/2028	—		—	—		—
	3,101		6,202	(35)	98.97	2/25/2029	—		—	—		—
	—		13,579	(36)	87.17	2/26/3030	—		—	—		—

(1)	Per share value of stock awards is $58.00 based on the closing price of the Common Stock on the NYSE on December 31, 2020.

(2)	These NQSOs became exercisable on February 16, 2021. These options remain exercisable for one year following termination of employment on February 16, 2021.

(3)	These RSUs vested in full on February 16, 2021.

(4)	These RSUs vested in full on February 16, 2021.

(5)	All vested NQSOs remain exercisable for 90 days from date of termination (April 22, 2021).

(6)	These NQSOs were scheduled to become exercisable on June 15, 2021.

(7)	Mr. Song is no longer entitled to unvested NQSOs due to his voluntary termination of employment on January 22, 2021.

(8)	These RSAs were scheduled to vest in full on June 15, 2021.

(9)	Mr. Song is no longer entitled to unvested RSAs due to his voluntary termination of employment on January 22, 2021.

(10)	These NQSOs were scheduled to become exercisable as to one-half on February 25, 2021 and one-half on February 25, 2022.

(11)	These RSAs were scheduled to vest as to one-half on each of June 15, 2021 and June 15, 2022.

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(12)	These NQSOs were scheduled to become exercisable as to one-third on each of February 26, 2021, February 26, 2022, and February 26, 2023.

(13)	These RSAs were scheduled to vest in full on February 25, 2022.

(14)	These RSAs were scheduled to vest in full on February 26, 2023.

(15)	These RSAs vested in full on March 15, 2021.

(16)	These NQSOs became exercisable on February 22, 2021.

(17)	These RSAs vested in full on February 22, 2021.

(18)	These NQSOs became exercisable as to one-half on February 25, 2021 and will become exercisable as to one-half on February 25, 2022.

(19)	These RSAs will vest in full on February 25, 2022.

(20)	These NQSOs became exercisable as to one-third on February 26, 2021 and will become exercisable as to one-third on each of February 26, 2022 and February 26, 2023.

(21)	These RSAs will vest in full on February 26, 2023.

(22)	These RSUs will vest on March 1, 2022.

(23)	These RSUs will vest on March 1, 2022 in an amount to be determined based upon the achievement of certain stock price performance targets.

(24)	These RSAs vested in full on February 22, 2021.

(25)	These RSAs will vest in full on February 25, 2022.

(26)	These NQSOs became exercisable on February 22, 2021.

(27)	These RSAs will vest in full on June 13, 2022.

(28)	These NQSOs became exercisable as to one-half on February 25, 2021 and will become exercisable as to one-half on February 25, 2022.

(29)	These RSAs will vest in full on February 26, 2023.

(30)	These NQSOs became exercisable as to one-third on February 26, 2021 and will become exercisable as to one-third on each of February 26, 2022 and February 22, 2023.

(31)	These RSAs vested in full on February 22, 2021.

(32)	These RSAs will vest in full on February 25, 2022.

(33)	These RSAs will vest in full on February 26, 2023.

(34)	These NQSOs became exercisable on February 22, 2021.

(35)	These NQSOs became exercisable as to one-half on February 25, 2021 and will become exercisable as to one-half on February 25, 2022.

(36)	These NQSOs became exercisable as to one-third on February 26, 2021 and will become exercisable as to one-third on each of February 26, 2022 and February 22, 2023.

2020 Option Exercises and Stock Vested

The following table provides information on stock option exercises and vesting of stock awards by the NEOs during the fiscal year ended December 31, 2020.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Stephen P. Joyce.	—	—		2,270	190,044(4)

Thomas H. Song	—	—		5,260	255,057(5)

John C. Cywinski	—	—		11,657	497,521(6)

Jay D. Johns	10,933	305,108	(7)	2,006	167,942(8)

Bryan R. Adel	11,330	211,137	(9)	2,777	232,490(10)

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(1)	Represents the difference between the market value of the stock on the exercise date and the exercise price times the number of NQSOs exercised.

(2)	Represents the lapsing of restrictions on and the release of RSAs and RSUs granted to the NEO.

(3)	Represents the product of the number of shares vested and the closing price of the Corporation’s Common Stock on the NYSE on the vesting date.

(4)	Value realized is based on a closing price of $83.72 per share on the March 3, 2020 vesting date.

(5)	Value realized is based on a closing price of $48.49 per share on the June 14, 2020 vesting date.

(6)	Value realized is based on a closing price of $42.98 per share on the March 15, 2020 vesting date.

(7)

NQSO value realized on is based on the following: 8,526 options – sell price of $84.64 minus the exercise price of $53.49 on the exercise date of March 3, 2020; 2,407 options – sell price of $85.22 minus the exercise price of $68.80 on the exercise date of February 27, 2020

(8)	Value realized is based on a closing price of $83.72 per share on the March 3, 2020 vesting date.

(9)

NQSO value realized on is based on the following: 4,723 options – sell price of $94.00 minus the exercise price of $72.28 on the exercise date of February 18, 2020; 6,607 options – sell price of $98.00 minus the exercise price of $81.57 on the exercise date of February 21, 2020.

(10)	Value realized is based on a closing price of $83.72 per share on the March 3, 2020 vesting date.

2020 Nonqualified Deferred Compensation

Pursuant to the Deferred Compensation Plan, certain highly compensated employees can elect to defer up to 80% of their base salary, 100% of annual cash incentive and 100% of long-term incentive plan distributions instead of receiving these amounts as payments taxable in the year of receipt.

Under the Deferred Compensation Plan, participants may designate select investment options approved by the Compensation Committee administering the Deferred Compensation Plan in which the deferred compensation payments are deemed to be invested. These investment options are not publicly traded and are only available through variable insurance products. Participants have no ownership interest in the investment options they select, as the investment options are used principally to measure gains or losses. Amounts are credited or debited to participant’s account balance in accordance with deferral elections made by the participant. There is no guaranteed investment return on any deferred payment amounts.

The unfunded, nonqualified plan structure of the Deferred Compensation Plan is required in order to preserve the beneficial tax deferral treatment for the participants. Amounts in a participant’s deferral account represent unsecured claims against the Corporation’s assets. Deferred amounts together with any credited investment returns are paid out to participants in accordance with their advance written election either in a lump sum or annual installment payments commencing on the applicable benefit distribution date selected by the participant. No NEOs participated in the Deferred Compensation Plan during 2020 or had account balances as of December 31, 2020.

Employment Agreements and Equity Awards

The employment agreements for Mr. Joyce, Mr. Song, and Mr. Cywinski and the employment offer letters and Amended and Restated Executive Severance and Change in Control Policy for Mr. Adel and Mr. Johns provide for severance benefits in the event of termination by the Corporation without “cause,” termination by the executive for “good reason” either prior to or following a “change in control,” termination upon a change in control only, termination due to death and termination due to disability.

The award agreements under our 2019 Stock Incentive Plan and 2016 Stock Incentive Plan provide for certain treatment of unvested equity awards upon a recipient’s termination of employment. Our RSA and RSU agreements generally provide that an executive shall no longer be entitled to the entire RSA or RSU award if the recipient does not remain continuously employed through the vesting period, except in the case of (i) disability or death, in which case the recipient shall fully vest in the RSAs or RSUs, or (ii) upon a change in control, in which case the recipient shall fully vest in the RSAs or RSUs subject to certain conditions including a qualifying termination. Our NQSO agreement generally provides that NQSOs may not be exercised after a recipient ceases to be employed or engaged by the Corporation except in the case of (i) death or disability, in which case, the recipient shall fully vest in the NQSOs and shall have 12 months from the date of termination to exercise

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such NQSOs; (ii) retirement, in which case, the recipient shall fully vest in the NQSOs and shall have five years from the date of retirement to exercise such NQSOs; and (iii) a qualifying termination upon a change in control, in which case, the recipient is eligible to receive, subject to certain conditions, the payment of a lump sum amount in cash equal to the product of the excess of the fair market value of the option over the option exercise price and the number of unexercised option shares.

Employment Agreement with Stephen P. Joyce

The employment agreement between the Corporation and Mr. Joyce provided that, in the event of termination by the Corporation without “cause” or by Mr. Joyce for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Joyce would have been entitled to the following benefits:

•	any accrued base salary through the date of termination;

•

a lump sum payment equal to two times the sum of his annual base salary, plus the greater of (i) the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed and (ii) Mr. Joyce’s target bonus for the then current fiscal year;

•	the annual bonus payout for Mr. Joyce for the year of termination based on actual performance, prorated for the length of service during such year;

•	continued insurance coverage for a maximum of 18 months;

•	up to $10,000 in outplacement assistance;

•	full vesting of all time-based RSUs granted to Mr. Joyce under his employment agreement; and

•

vesting of performance-based RSUs and performance-based options granted under his employment agreement as to the portion of such equity awards for which performance criteria have been satisfied as if Mr. Joyce remained employed through the end of the term of his employment agreement.

The employment agreement with Mr. Joyce also provided that, in the event of termination by the Corporation without “cause” or by Mr. Joyce for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Joyce would have been entitled to the following benefits:

•

a lump sum payment equal to three times the sum of his base salary, plus the greater of (i) the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed and (ii) Mr. Joyce’s target bonus for the then current fiscal year;

•	continued insurance coverage for a maximum of 18 months; and

•	full vesting of all time-based RSUs, performance- and time-based RSUs and performance- and time-based options granted to Mr. Joyce under his employment agreement.

In connection with his resignation as Chief Executive Officer and as a director of the Corporation, Mr. Joyce entered into an Amendment to Employment Agreement with the Corporation. Pursuant to the terms of the Amendment to Employment Agreement, Mr. Joyce remained employed as a non-executive special advisor to the Corporation through February 16, 2021. Mr. Joyce continued to receive base salary, additional compensation, and benefits through February 1, 2021 and thereafter participated in the Corporation’s benefit plans through his termination date.

Employment Agreement with John W. Peyton

The employment agreement between the Corporation and Mr. Peyton provides that, in the event of termination by the Corporation without “cause” or by Mr. Peyton for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Peyton would be entitled to the following benefits:

•	any accrued base salary through the date of termination and any bonus for the prior fiscal year not yet paid;

•

a lump sum payment equal to two times the sum of his annual base salary, plus the greater of (i) the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed and (ii) Mr. Peyton’s target bonus for the then current fiscal year;

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•	the annual bonus payout for Mr. Peyton for the year of termination based on actual performance, prorated for the length of service during such year;

•	continued insurance coverage for a maximum of 18 months;

•	full vesting of all make-good RSU and make-good options granted to Mr. Peyton under his employment agreement;

•	the right to exercise any vested stock options or SARs for up to 24 months;

•	accelerated vesting of time-based equity awards that would have vested during the 24-month period following such termination; and

•

vesting of performance-based equity awards based on the portion of the period elapsed prior to the date of termination plus up to 24 months, with each such award to be paid at the time such award would have been paid to Mr. Peyton had he remained employed with the Corporation, based on actual performance during such period.

The employment agreement with Mr. Peyton also provides that, in the event of termination by the Corporation without “cause” or by Mr. Peyton for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Peyton will be entitled to the following benefits:

•

a lump sum payment equal to three times the sum of his base salary, plus the greater of (i) the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed and (ii) Mr. Peyton’s target bonus for the then current fiscal year;

•	continued insurance coverage for a maximum of 18 months;

•	full vesting of all time-based equity awards, including Mr. Peyton’s make-good RSUs and make-good options; and

•

vesting of all performance-based equity awards and long-term cash-based compensation subject to performance-vesting criteria based on the Corporation’s actual performance through the date of such change in control.

Employment Agreement with Thomas H. Song

The employment agreement between the Corporation and Mr. Song provided that, in the event of termination by the Corporation without “cause” or by Mr. Song for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Song would have been entitled to the following benefits:

•	any accrued base salary through the date of termination;

•	a lump sum payment equal to the sum of his annual base salary, plus the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed;

•	continued insurance coverage for a maximum of 12 months;

•

with respect to equity awards granted to Mr. Song in connection with the commencement of Mr. Song’s employment, full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards;

•

with respect to all other annual equity awards granted to Mr. Song, full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination;

•

pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, other than as set forth above, that would have vested at the end of the performance period, based on actual performance during such performance period;

•	the right to exercise any vested stock options or SARs for up to 24 months; and

•	up to $10,000 in outplacement assistance.

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The employment agreement with Mr. Song also provided that, in the event of termination by the Corporation without “cause” or by Mr. Song for “good reason” within 3 months prior to or 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Song would have been entitled to the following benefits:

•	a lump sum payment equal to two times the sum of his base salary, plus the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed;

•	a lump sum payment equal to his prorated bonus for the year of termination based on actual performance through the date of termination;

•	continued insurance coverage for a maximum of 24 months;

•	full vesting of any unvested stock options, SARs, and other equity-based awards;

•	full vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance; and

•	the right to exercise any vested stock options or SARs for up to 24 months.

Employment Agreement with John C. Cywinski

The employment agreement between the Corporation and Mr. Cywinski provides that, in the event of termination by the Corporation without “cause” or by Mr. Cywinski for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Cywinski will be entitled to the following benefits:

•	any accrued base salary through the date of termination;

•	a lump sum payment equal to the sum of his annual base salary, plus the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed;

•	continued insurance coverage for a maximum of 12 months;

•	full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination;

•

pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions that would have vested at the end of the performance period, based on actual performance during such performance period;

•	the right to exercise any vested stock options or SARs for up to 24 months; and

•	up to $10,000 in outplacement assistance.

The employment agreement with Mr. Cywinski also provides that, in the event of termination by the Corporation without “cause” or by Mr. Cywinski for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Cywinski will be entitled to the following benefits:

•	a lump sum payment equal to two times the sum of his base salary, plus the average of his actual bonus attributable to the prior three years or such shorter time as he has been employed;

•	a lump sum payment equal to his prorated bonus for the year of termination based on actual performance through the date of termination;

•	continued insurance coverage for a maximum of 24 months;

•	full vesting of any unvested stock options, SARs, and other equity-based awards;

•	full vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance; and

•	the right to exercise any vested stock options or SARs for up to 24 months.

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COMPENSATION TABLES

Amended and Restated Executive Severance and Change in Control Policy

Pursuant to the terms of the employment offer letters for Mr. Adel and Mr. Johns and the Amended and Restated Executive Severance and Change in Control Policy, if the executive’s employment is involuntarily terminated by the Corporation without “cause” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, the executive will be entitled to the following benefits:

•	an amount equal to 12 months’ base salary, plus pro rata bonus; and

•	up to $5,000 in outplacement assistance.

The Amended and Restated Executive Severance and Change in Control Policy also provides that in the event the executive’s employment is involuntarily terminated by the Corporation without “cause” within 24 months following a “change in control” or the executive’s employment is voluntarily terminated for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, the executive will be entitled to the following benefits:

•

an amount equal to 24 months’ base salary, plus the greater of (i) the target bonus for the year in which the termination occurs and (ii) the average of the executive’s actual bonus attributable to the prior three years;

•

full vesting of any unvested stock options, restricted stock, other unvested equity awards or grants, and unvested long-term cash-based awards subject to performance-based vesting conditions, based on actual performance;

•	up to $5,000 in outplacement assistance; and

•	continued insurance coverage for a maximum of 24 months.

Section 280G of the Code

The employment agreements for Mr. Joyce, Mr. Peyton, Mr. Song, and Mr. Cywinski as well as the Amended and Restated Executive Severance and Change in Control Policy applicable to Mr. Adel and Mr. Johns provide that if any payment or benefit received by the executive would not be deductible by reason of Section 280G of the Code, then the payment or benefits will be reduced until no portion of such payment or benefits is not deductible by reason of Section 280G of the Code, provided, that no such reduction will be made unless the net after-tax benefit received by the executive after such reduction would exceed the net after-tax benefit received by the executive if no such reduction was made.

Potential Payments Upon Termination or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the NEO’s employment had terminated or a “change in control” had occurred on December 31, 2020, based on the Corporation’s closing stock price on December 31, 2020. These benefits are in addition to benefits available generally to salaried employees.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Corporation’s stock price. In addition, the employment agreements for Mr. Joyce, Mr. Song, and Mr. Cywinski as well as the Amended and Restated Executive Severance and Change in Control Policy applicable to Mr. Adel and Mr. Johns provide that if the payments and benefits to a Named Executive Officer under his or her respective employment agreement or policy or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the Named Executive Officer receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the applicable employment agreement or policy.

There can be no assurance that a termination or “change in control” would produce the same or similar results as those described if occurring on another date or at another price, or if any assumption used to prepare this information is not correct in fact. Please see “Employment Agreements and Change in Control Provisions” in the Compensation Discussion and Analysis section of this proxy statement for additional information.

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2021 PROXY STATEMENT
COMPENSATION TABLES

The following table presents payments for involuntary termination by the Corporation for reasons other than “cause” or, in the case of Mr. Joyce, Mr. Song and Mr. Cywinski, voluntary termination by the participant for “good reason” prior to a “change in control.”

Payments	Joyce	Song	Johns	Cywinski	Adel

Cash Severance	$4,034,099	$892,593	$550,000	$1,303,974	$525,000

Pro-Rata Bonus Payment	$500,000	$0	$206,250	$0	$196,875

Time-Vested NQSO Spread Value	0	$0	$0	$0	$0

Time-Vested RSA and RSU Value	$5,014,142	$303,572	$612,248	$626,342	$0

Cash LTIP Value	0	$352,270	$0	$472,962	$0

Performance- and Time-Vested NQSO Spread Value	$6,097,000	$0	$0	$0	$0

Performance- and Time-Vested RSU Value	$11,699,665	$0	$0	$716,297	$0

Welfare Benefit Value	$24,175	$15,842	$0	$15,482	$0

Outplacement	$10,000	$10,000	$5,000	$10,000	$5,000

Aggregate Payments	$27,379,080	$1,574,277	$1,373,498	$3,145,056	$726,875

The following table presents payments for involuntary termination by the Corporation for reasons other than “cause” or, in the case of Mr. Joyce, Mr. Song and Mr. Cywinski, voluntary termination by the participant for “good reason” following a “change in control” (“CIC”).

Payments	Joyce	Song	Johns	Cywinski	Adel

Cash Severance	$6,051,148	$1,925,000	$1,512,500	$2,607,949	$1,443,750

Pro-Rata Bonus Payment	$500,000	$206,250	$206,250	$286,875	$196,875

Time-Vested NQSO Spread Value due to CIC	$0	$0	$0	$0	$0

Time-Vested RSA and RSU Value due to CIC	$5,014,142	$767,282	$909,440	$1,015,174	$422,820

Cash LTIP Value due to CIC	$0	$395,096	$170,803	$527,035	$354,446

Performance- and Time-Vested NQSO Spread value due to CIC	$6,097,000	$0	$0	$0	$0

Performance-and Time-Vested RSU Value due to CIC	$11,699,665	$0	$0	$1,790,742	$0

Welfare Benefit Value	$24,175	$31,683	$22,334	$30,963	$32,684

Outplacement	$10,000	$10,000	$5,000	$10,000	$5,000

Aggregate Payments	$29,396,129	$3,335,311	$2,826,327	$6,268,738	$2,455,575

The following table presents payments upon a “change in control” only and no termination of employment.

Payments	Joyce	Song	Johns	Cywinski	Adel

Time-Vested NQSO Spread Value due to CIC	$0	$0	$0	$0	$0

Time-Vested RSA and RSU Value due to CIC	$0	$0	$0	$0	$0

Cash LTIP Value due to CIC	$0	$0	$0	$0	$0

Performance-and Time-Vested NQSO Spread value due to CIC	$0	$0	$0	$0	$0

Performance- and Time-Vested RSU Value due to CIC	$0	$0	$0	$0	$0

Aggregate Payments	$0	$0	$0	$0	$0

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2021 PROXY STATEMENT
COMPENSATION TABLES

The NEOs have contractual entitlements to double trigger treatment with respect to cash severance and the vesting of outstanding equity and cash LTIP awards. In the event of a change-in-control where the acquiring entity does not assume outstanding awards, the Compensation Committee may exercise discretion to provide for the accelerated vesting of outstanding equity and cash LTIP awards.

The following table presents payments upon termination of employment due to disability or death.

Payments	Joyce	Song	Johns	Cywinski	Adel

Pro-Rata Bonus Payment	$500,000	$206,250	$206,250	$286,875	$196,875

Time-Vested NQSO Spread Value due to Death or Disability	$0	$0	$0	$0	$0

Time-Vested RSA and RSU Value due to Death or Disability	$5,014,142	$767,282	$909,440	$1,015,174	$422,820

Cash LTIP Value due to Death or Disability	$0	$351,837	$150,719	$472,962	$317,368

Performance- and Time-Vested NQSO Spread value due to Death or Disability	$6,097,000	$0	$0	$0	$0

Performance- and Time-Vested RSU Value due to Death or Disability	$11,699,665	$0	$0	$716,297	$0

Aggregate Payments	$23,310,806	$1,325,369	$1,266,409	$2,491,307	$937,063

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Stephen P. Joyce, our CEO. Consistent with the Compensation Committee’s approach to our executive compensation program, we set compensation using a market-based approach. Accordingly, we strive to create a competitive global compensation program in terms of both the position and the geographic location in which the employee is located. As a result, our compensation program varies amongst each local market in order to allow us to provide a competitive compensation package.

Ratio

For 2020,

•	The median of the annual total compensation of all of our employees, other than Mr. Joyce, was $13,573.

•

Mr. Joyce’s annual total compensation was $1,827,960. The total used for purposes of the CEO pay ratio differs from the amount reported in the Total column of the 2020 Summary Compensation Table due to the inclusion of the company-paid portion of health insurance premiums, which are excluded for Summary Compensation Table purposes.

•	Based on this information, the ratio of the annual total compensation of Mr. Joyce to the median of the annual total compensation of all employees is estimated to be 135 to 1.

Identification of Median Employee

As of the December 31, 2020 median employee identification date, we had 3,447 employees, with 3,432 employees based in the United States and 15 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent or less of the Corporation’s total number of employees. The Corporation applied this de minimis exemption when identifying the median employee by excluding the 15 employees located outside of the United States. In determining the median employee, 3,432 employees in the United States and no employees located outside of the United States were used for the pay ratio calculation.

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2021 PROXY STATEMENT
COMPENSATION TABLES

For purposes of identifying the 2020 median employee from our employee population base, we considered the annual total sum of base salary, wages, overtime, tips, and target bonus, as applicable, compiled from our human resources records. We selected these compensation measures as they represent the principal forms of compensation delivered to all of our employees and this information is readily available. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2020 and annualized the compensation of any employee who was employed by us for less than the entire year.

Using this methodology, we determined that our median employee was a part-time, hourly employee located in Leland, North Carolina. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules except that we elected to include the company-paid portion of health insurance premiums, which are normally excluded from the calculation of total compensation for purposes of the Summary Compensation Table.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 about Common Stock that may be issued under the 2019 Stock Incentive Plan.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) /Share	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

Equity Compensation Plans approved by security holders	1,014,670	64.16	1,707,882

Equity Compensation Plans not approved by security holders	—	—	—

Total	1,014,670	64.16	1,707,882

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2021 PROXY STATEMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following members of the Board of Directors served on the Compensation Committee during 2020: Daniel J. Brestle (Chairman), Howard M. Berk, and Caroline W. Nahas. None of the Corporation’s executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers or employees of the Corporation serve on the Compensation Committee and no Compensation Committee member had a relationship during 2020 that would require disclosure pursuant to Item 404 of Regulation S-K.

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2021 PROXY STATEMENT
EXECUTIVE OFFICERS OF THE CORPORATION

EXECUTIVE OFFICERS OF THE CORPORATION

General. The following table sets forth certain information with respect to each person who is currently an executive officer of the Corporation:

Name	Age	Position and Offices with the Corporation

John W. Peyton	54	Chief Executive Officer

Allison Hall	56	Interim Chief Financial Officer

John C. Cywinski	58	President, Applebee’s

Jay D. Johns	60	President, IHOP

Bryan R. Adel	58	Senior Vice President, Legal, General Counsel and Secretary

Executive officers of the Corporation are appointed by, and serve at the discretion of, the Board of Directors.

Biographical information for Mr. Peyton is provided in the section entitled “Proposal One: Election Directors – Continuing Directors.” Certain biographical information for the other executive officers is set forth below.

Ms. Hall was appointed to the position of Interim Chief Financial Officer in January 2021. Ms. Hall has served as Vice President and Corporate Controller of the Corporation since March 2019. Ms. Hall served as Assistant Controller of the Corporation from the start of her employment with the Corporation in 2007 until March 2019.

Mr. Cywinski was appointed to the position of President, Applebee’s Business Unit in March 2017. Mr. Cywinski served as Executive Vice President of Strategic Innovation and Marketing at Brinker International, Inc. from March 2016 to March 2017. Mr. Cywinski was previously with Yum! Brands, Inc. in several roles from August 2010 to April 2014, including as President, KFC Corporation U.S. from November 2011 to April 2014.

Mr. Johns was appointed to the position of President, IHOP in June 2019. Mr. Johns served as the Senior Vice President, Operations for IHOP from April 2017 to June 2019. Mr. Johns has been with the Corporation in various operations leadership roles since February 2009, including serving as the Senior Vice President, Strategic Operations Implementation from November 2013 to April 2017.

Mr. Adel was appointed to the position of Senior Vice President, Legal, General Counsel and Secretary of the Corporation in August 2010. Mr. Adel served as senior vice president, general counsel and corporate secretary for Viant Holdings, Inc., a provider of healthcare payment solutions, from 2007 to 2010. Mr. Adel also spent over ten years at McDonald’s Corporation in various legal and business roles. Mr. Adel served on the board of directors of Chipotle Mexican Grill, Inc. from 2001 to 2003.

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2021 PROXY STATEMENT
AUDIT-RELATED MATTERS

AUDIT-RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has determined that:

•

each Audit Committee member is “independent” under the corporate governance listing standards of the NYSE and is or will become “financially literate,” as defined by the NYSE, within a reasonable period of time after appointment to the Audit Committee;

•	each member of the Audit Committee satisfies the “financial management expertise” standard, as required by the NYSE; and

•	Douglas M. Pasquale, Chairman of the Audit Committee, is an “audit committee financial expert,” as defined by the SEC.

Management is responsible for the preparation of financial statements and the financial reporting process, including the system of internal controls over financial reporting. Ernst & Young LLP (“Ernst & Young”), the Corporation’s independent auditor, is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is responsible for assisting the Board of Directors in monitoring:

•	the integrity of the Corporation’s financial statements;

•	the Corporation’s compliance with legal and regulatory requirements;

•	the Corporation’s independent auditor’s qualifications and independence; and

•	the performance of the Corporation’s independent auditor and the Corporation’s internal audit function.

It is the Audit Committee’s policy to review and approve in advance all proposed audit and non-audit services to be provided by the Corporation’s independent auditor.

During 2020, the Audit Committee met six times and held separate discussions with management, the Corporation’s internal auditors and Ernst & Young. The Audit Committee reviewed and discussed the Corporation’s interim financial information contained in each quarterly earnings announcement with the Corporation’s Chief Executive Officer, Chief Financial Officer, General Counsel and Ernst & Young prior to public release. The Audit Committee reviewed the Corporation’s quarterly financial statements with management and Ernst & Young.

Management has represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed with management and Ernst & Young the Corporation’s fiscal year ended December 31, 2020 annual consolidated financial statements. The Audit Committee has also discussed the following with Ernst & Young:

•

the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC which include, among other items, matters related to the conduct of the audit of the Corporation’s annual consolidated financial statements;

•

the critical accounting policies and practices used in the preparation of the Corporation’s annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

•	other written communications between Ernst & Young and management.

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young the firm’s independence from the Corporation and management, including all relationships between Ernst & Young and the Corporation.

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2021 PROXY STATEMENT
AUDIT-RELATED MATTERS

The Audit Committee has considered whether the provision of non-audit services by Ernst & Young in the fiscal year ended December 31, 2020 is compatible with maintaining the auditors’ independence and determined that the provision of non-audit services by Ernst & Young is compatible with maintaining the auditors’ independence. The Audit Committee discussed with the Corporation’s internal auditors, Ernst & Young and management the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Corporation’s internal controls over financial reporting, and the overall quality of the Corporation’s financial reporting. The Audit Committee also discussed with Ernst & Young whether there were any audit problems or difficulties, and management’s response. In addition, the Audit Committee monitored the Corporation’s compliance activities relating to the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

The Audit Committee also selected Ernst & Young as the Corporation’s independent auditor for the fiscal year ending December 31, 2021. The Board of Directors is recommending that stockholders ratify this appointment at the Annual Meeting.

THIS REPORT IS SUBMITTED BY THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Douglas M. Pasquale (Chairman)

Howard M. Berk

Susan M. Collyns

Richard J. Dahl

Michael C. Hyter

Gilbert T. Ray

Independent Auditor Fees

The following table sets forth information concerning Ernst & Young’s fees for the fiscal years ended December 31, 2020 and 2019. All of the fees shown in the table were approved by the Audit Committee in conformity with its pre-approval process.

Type of Fee	2020	2019

Audit Fees	$1,439,029	$1,643,800

Audit-Related Fees	$—	$5,300

Tax Fees	$89,292	$137,433

All Other Fees	$63,490	$202,000

Total	$1,591,811	$1,988,533

Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Corporation’s annual financial statements (including services incurred in rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Audit fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees comprise fees for services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements, including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and review of retirement and other benefit-related programs.

Tax Fees comprise fees for tax compliance, tax planning, and tax advice, including the provision of such services in connection with business acquisition and divestiture activities.

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2021 PROXY STATEMENT
AUDIT-RELATED MATTERS

All Other Fees consists of fees relating to other non-audit and non-tax services.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee reviews and, as appropriate, approves in advance the independent auditor’s annual engagement letter, including the proposed fees contained therein. The Audit Committee also reviews all audit and permitted non-audit engagements and relationships between the Corporation and its independent auditor, and approves in advance all of the fees related thereto. These services may include audit services, audit-related services, tax services, and other specifically designated non-audit services.

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2021 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL ONE: ELECTION OF TEN DIRECTORS

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has designated the ten nominees listed below for election as directors of the Corporation, each to serve for a term of one year that will expire at the Corporation’s 2022 annual meeting of stockholders. The Board of Directors has also designated Richard J. Dahl to serve as the independent Chairman of the Board of Directors.

Your proxy will be voted as specified thereon or, if no instructions are given, for the Board of Directors nominees; however, the persons designated to vote proxies reserve full discretion to vote the shares represented by the proxies for the election of any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees, each of whom currently serves on the Board of Directors, will be unavailable or unable to serve if elected.

The Board of Directors believes that each of the director nominees and continuing directors is well qualified to serve on the Board of Directors, and each of the nominees brings his or her particular business, industry and financial experience and expertise to the Board of Directors. The Board of Directors believes that the backgrounds and qualifications of all of the directors, considered as a group, provide a complementary blend of diversity, experience, knowledge, and abilities.

The following paragraphs give the name and age of each director nominee, as well as each nominee’s business experience over the last five years or more. Immediately following the description of each nominee’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee’s determination that the nominee should serve as a director of the Corporation.

Howard M. Berk (age 56). Mr. Berk has served on the Corporation’s Board of Directors since 2009. Since 2002, Mr. Berk has been a partner at MSD Capital, L.P., a private investment firm. From 1998 to 2002, Mr. Berk was managing director of TG Capital Corp., an investment group that manages the capital of a single family and acquires and invests in both public and private companies. From 1995 to 1998, Mr. Berk was with The Stenbeck Group, acquiring and managing businesses in multiple countries. Prior to that, he was with Goldman, Sachs & Co., where he worked in the principal investment area, as well as the mergers and acquisitions department. Mr. Berk’s qualifications to sit on the Corporation’s Board of Directors include his experience in dealing with public company boards of directors from a public investor perspective and his experience in finance and managing and investing private capital.

Daniel J. Brestle (age 75). Mr. Brestle has served on the Corporation’s Board of Directors since 2009. Mr. Brestle has served as a Senior Advisor to GF Capital Management & Advisors, LLC, a private equity and real estate investment company, since 2009. Previously, Mr. Brestle served as vice chairman and president of Estee Lauder Companies Inc. North America, a manufacturer and marketer of cosmetics products. Mr. Brestle held this position until he retired in 2009 after spending more than 30 years in leadership positions within the Estee Lauder organization and its family of brands. During his tenure, he held numerous positions including chief operating officer and group president of Estee Lauder’s high growth specialty brands. Prior to these positions, he was president of the Estee Lauder, Clinique and Prescriptives brands. Prior to Estee Lauder, Mr. Brestle held various positions of increasing responsibility in distribution, manufacturing and operations at Johnson & Johnson and served in the United States Air Force. Mr. Brestle served on the board of directors of Abercrombie & Fitch from 2005 to 2007. Mr. Brestle’s qualifications to sit on the Corporation’s Board of Directors include his experience in senior management at a multi-national consumer products public company, including experience in operations, manufacturing, marketing and brand-building, and his experience on the boards of directors of public companies.

Susan M. Collyns (age 54). Ms. Collyns is the President and Chief Financial Officer of Beachbody, LLC, a health, fitness, and nutrition company, and joined the company in August 2014. Previously, Ms. Collyns served as the Chief Financial Officer of Dun and Bradstreet Credibility Corp., a financial data subscription business, from July 2012 to August 2014. From 2001 to 2011, Ms. Collyns served as Chief Financial Officer and Chief Operating Officer of California Pizza Kitchen, Inc. Ms. Collyns has served on the board of directors of Waitr Holdings Inc. since May 2019 and is a member of its compensation committee and the chair of its audit committee. Ms. Collyns previously served on the board of directors and audit committee of Potbelly, Inc. from May 2018 to May 2019. Ms. Collyns also served on the board of directors of Zoe’s Kitchen, Inc. from February 2014 to

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2021 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

November 2018, where she served as the chair of the audit committee and was a member of the nominating and governance committee. Ms. Collyns’ qualifications to sit on the Corporation’s Board of Directors include her deep and pertinent restaurant and food service industry insight and her expertise in accounting, finance and operations.

Richard J. Dahl (age 69). Mr. Dahl serves as the Corporation’s independent Chairman of the Board of Directors, a position he has held since September 2017. From March 2017 to September 2017, Mr. Dahl served as the Chairman of the Board of Directors and Interim Chief Executive Officer of the Corporation. He also served briefly as Interim President, Applebee’s Business Unit in March 2017 prior to Mr. Cywinski’s appointment to that role. He has served on the Corporation’s Board of Directors since 2004 and served as the Corporation’s Lead Director from January 2010 to March 2017. Mr. Dahl served on the board of directors of the James Campbell Company LLC, a privately-held, nationally diversified real estate company, from 2010 to May 2019 and previously served as the president and chief executive officer of James Campbell Company LLC from August 2010 to December 2016 and the chairman of the board of directors from 2010 to May 2018. He has been a member of the board of directors of Hawaiian Electric Industries, Inc. since January 2017 and served as a member of the board of directors of its subsidiary, Hawaiian Electric Company, Inc., from January 2017 to May 2019. He has been a member of the boards of directors of IDACORP, Inc. and its principal subsidiary, Idaho Power Company, since 2008 and has been chairman of the boards since May 2019. He served as a member of the board of directors of International Rectifier Corporation from February 2008 to January 2015 and as chairman of the board from May 2008 to January 2015. Mr. Dahl also served on the board of directors and as president and chief operating officer of Dole Food Company, Inc. from 2004 to 2007. Mr. Dahl’s qualifications to sit on the Corporation’s Board of Directors include his experience in senior management of public and private companies, including service as chairman, president, chief executive officer, chief operating officer and chief financial officer, his experience on the boards of directors of public companies, including service as the former chairman of the Audit Committee of the Corporation and on the audit committees of other public companies and his experience as a certified public accountant.

Michael C. Hyter (age 64). Mr. Hyter has served on the Corporation’s Board of Directors since July 2020. Mr. Hyter has served as the President and Chief Executive Officer of the Executive Leadership Counsel since March 2021. Mr. Hyter was the Chief Diversity Officer at Korn Ferry International, an organizational and people advisory firm, from June 2020 to February 2021, and was Managing Partner of Korn Ferry International from September 2012 to June 2020. Previously, Mr. Hyter served as the President and Managing Partner of Global Novations LLC, a provider of diversity, inclusion, and leadership development solutions, from 2006 to September 2012. From 2001 to 2006, Mr. Hyter served as President and Chief Executive Officer of Novations LLC. Mr. Hyter’s qualifications to sit on the Corporation’s Board of Directors include his prior experience in senior executive positions, his experience in management, and his leadership in diversity and inclusion-driven corporate growth strategies.

Larry A. Kay (age 73). Mr. Kay has served on the Corporation’s Board of Directors since 1987, before the Corporation went public. Mr. Kay served as the Lead Director of the Board of Directors of the Corporation from 2006 to 2009. He served as Chairman of the Board of Directors of the Corporation from 2003 to 2006. From 1978 to 1993, Mr. Kay was employed by the Corporation in a variety of capacities, including general counsel and executive vice president, administration. Mr. Kay served as chief executive officer and managing member of BSG Technologies, LLC, a sound technology licensing company, from 2008 to 2016. Mr. Kay was a private consultant and investor from 1994 to 2008. He served as a director of Design Center Solutions, Inc. dba Bridgeway Media Group and was an honorary member of the board of directors of the New Century Chamber Orchestra. Mr. Kay’s qualifications to sit on the Corporation’s Board of Directors include his prior experience as the Corporation’s Chairman of the Board of Directors and Lead Director, his experience as a consultant and private investor, his prior experience in senior management of the Corporation and his service on the boards of directors of private companies and non-profit organizations.

Caroline W. Nahas (age 72). Ms. Nahas has served on the Corporation’s Board of Directors since 1992. She has served as Senior Advisor of Korn Ferry, an organizational and people advisory firm, since September 2019 and previously served as Vice Chair of Korn Ferry from January 2015 to September 2019. From 1998 to 2015, she held the position of managing director, Southern California, or similar positions, at Korn/Ferry International. She also served as a member of the executive committee of Korn/Ferry International from 1995 until 1998. Ms. Nahas is the former chairman of the board of directors and currently serves on the board of the United Way of Greater Los Angeles. Ms. Nahas currently serves as Chair of the Board of Advisors of the UCLA Anderson School of Management, previously serving as Vice Chair and Executive Committee member of the Board. She previously served as a director of the Los Angeles Chamber of Commerce and Town Hall Los Angeles. Ms. Nahas’ qualifications to sit on the Corporation’s Board of Directors include her experience in a senior executive position

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2021 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

with a professional services firm, her expertise in executive recruiting, human resources and compensation matters, and her experience on for-profit and not-for-profit boards of directors.

Douglas M. Pasquale (age 66). Mr. Pasquale has served on the Corporation’s Board of Directors since March 2013. He has served as chief executive officer of Capstone Enterprises Corporation, an investment and consulting firm, since January 2012. Mr. Pasquale served as Nationwide Health Properties’ chairman of the board of directors from 2009 to 2011, president and chief executive officer from 2004 to 2011 and executive vice president and chief operating officer from 2003 to 2004. Mr. Pasquale served as a director of Nationwide Health Properties from 2003 to 2011. He also served on the board of directors of Ventas, Inc. from 2011 to May 2017. Mr. Pasquale has served on the board of directors of Alexander & Baldwin, Inc. since 2005, Terreno Realty Corporation since 2010 and Sunstone Hotel Investors, Inc. since 2011. Mr. Pasquale’s qualifications to sit on the Corporation’s Board of Directors include his prior experience in senior executive positions at public and private companies, his experience in management, accounting, finance, mergers, acquisitions and strategic planning, and his service on the boards of directors of public and private companies.

John W. Peyton (age 54). Mr. Peyton has served as the Chief Executive Officer of the Corporation since January 2021. Mr. Peyton served as President and Chief Executive Officer of Realogy Franchise Group from 2016 to December 2020. Prior to Realogy, Mr. Peyton spent 17 years with Starwood Hotels and Resorts Worldwide, holding various positions including Chief Marketing Officer, Senior Vice President of Global Operations and Chief Operations Officer, North America Hotel Division, among others.

Lilian C. Tomovich (age 53). Ms. Tomovich has served on the Corporation’s Board of Directors since January 2017. Ms. Tomovich served as the Chief Marketing Officer of Grove Collaborative, a home essentials company, from August 2020 to February 2021. She served as the Chief Experience Officer and Chief Marketing Officer for MGM Resorts International, a global hospitality company, from July 2014 to December 2019. Ms. Tomovich served as the Senior Vice President, US Consumer Marketing for MasterCard Worldwide, a global payments solutions company, from 2013 to 2014 and was the country head of Marketing for Canada from 2010 to 2013. Ms. Tomovich’s qualifications to sit on the Corporation’s Board of Directors include her 25 years of marketing experience across all channels in the hospitality, retail, financial services, and telecom industries.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION

OF ALL OF THE DIRECTOR NOMINEES.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT AUDITOR FOR THE 2021 FISCAL YEAR

Ernst & Young LLP served as the Corporation’s independent auditor for the fiscal year ended December 31, 2020 and the Audit Committee has unanimously selected Ernst & Young LLP to serve as the Corporation’s independent auditor for the fiscal year ending December 31, 2021.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the proxy card will vote all proxies in favor of ratifying the appointment of Ernst & Young LLP as the Corporation’s independent auditors. If stockholders do not approve this proposal, the Audit Committee will reconsider the appointment of Ernst & Young LLP as the Corporation’s independent auditor.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT AUDITOR FOR THE 2021 FISCAL YEAR.

58

2021 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL THREE: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, the Board of Directors provides stockholders with the opportunity to cast an advisory vote on the Corporation’s executive compensation. Pursuant to an advisory vote at our 2017 annual meeting, our stockholders elected to hold such advisory votes on an annual basis until the next vote regarding the frequency of future advisory votes which will occur at the annual meeting in 2023.

The core of the Corporation’s executive compensation policies and practices continues to be to pay-for-performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. The Board of Directors believes the Corporation’s compensation programs and policies are strongly aligned with the long-term interests of the stockholders of the Corporation.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on executive compensation, including the Corporation’s compensation philosophy and objectives and the 2020 compensation of the Corporation’s NEOs.

The Board of Directors recommends that stockholders indicate their support for the compensation of the Corporation’s NEOs and the Corporation’s compensation philosophy as described in this proxy statement by approving the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Corporation’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table, other compensation tables, narrative discussion and related disclosure.”

Although this vote is advisory and therefore non-binding on the Corporation, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE CORPORATION’S NAMED

EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

59

2021 PROXY STATEMENT
PROPOSALS OF STOCKHOLDERS

PROPOSALS OF STOCKHOLDERS

The Board of Directors will make provision for presentation of proposals of stockholders at the 2022 annual meeting of stockholders provided such proposals are submitted by eligible stockholders who have complied with the Bylaws of the Corporation and/or the relevant regulations of the SEC. In order for any such proposals to be considered for inclusion in the proxy materials for the 2022 annual meeting of stockholders, the proposal should be mailed to Dine Brands Global, Inc., Attn: Office of the Secretary, 450 North Brand Boulevard, Glendale, California 91203, and must be received no later than November 30, 2021.

Stockholders who intend to present a proposal at the 2022 annual meeting of stockholders without inclusion of such proposal in the Corporation’s proxy materials or to nominate a director to stand for election at the 2022 annual meeting of stockholders are required to provide notice of such proposal or nomination to the Corporation no earlier than February 10, 2022 and no later than March 12, 2022. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

60

2021 PROXY STATEMENT
HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC permits us to deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the notice, proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate notice, proxy statement or annual report can notify us at Dine Brands Global, Inc., Investor Relations, 450 North Brand Boulevard, 7th Floor, Glendale, CA 91203, telephone: (866) 995-DINE. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

61

2021 PROXY STATEMENT
OTHER BUSINESS

OTHER BUSINESS

As of the date of this proxy statement, the management of the Corporation is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Bryan R. Adel

Senior Vice President, Legal, General Counsel and Secretary

March 30, 2021

Glendale, California

62

2021 PROXY STATEMENT
APPENDIX A

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

This proxy statement includes references to the Corporation’s non-GAAP financial measures “adjusted net income available to common stockholders per diluted share (AEPS or adjusted EPS).” Management may use non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Corporation’s annual cash incentive plan. Management believes that non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Corporation’s performance compared to prior periods and the marketplace. Adjusted EPS is supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Reconciliation of net (loss) income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Impairment and closure charges; amortization of intangible assets; non-cash interest expense; gain or loss on disposition of assets; loss on extinguishment of debt; administrative reorganization costs; nonrecurring restaurant costs; and the combined tax effect of the preceding adjustments, as well as related per share data:

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2020	2019	2020	2019

Net (loss) income available to common stockholders, as reported	$(1,561)	$26,488	$(104,414)	$100,814

Impairment and closure charges	8,099	847	132,620	1,487

Amortization of intangible assets	2,663	2,928	10,903	11,702

Non-cash interest expense	708	647	2,698	3,369

(Gain) loss on disposition of assets	(561)	(1,519)	2,069	(332)

Loss on extinguishment of debt	—	—	—	8,276

Administrative reorganization costs	—	1,606	—	1,606

Nonrecurring restaurant costs	—	2	—	385

Net income tax provision for above adjustments	(2,727)	(1,173)	(14,014)	(6,888)

Net income allocated to unvested participating restricted stock	(216)	(108)	(585)	(673)

Net income available to common stockholders, as adjusted	$6,405	$29,718	$29,277	$119,746

A-1

2021 PROXY STATEMENT
APPENDIX A

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2020	2019	2020	2019

Diluted net income available to common stockholders per share:

Net (loss) income available to common stockholders per share, as reported	$(0.10)	$1.59	$(6.43)	$5.85

Impairment and closure charges	0.37	0.04	7.50	0.06

Amortization of intangible assets	0.12	0.13	0.50	0.50

Non-cash interest expense	0.03	0.03	0.12	0.14

(Gain) loss on disposition of assets	(0.03)	(0.07)	0.10	(0.01)

Loss on extinguishment of debt	—	—	—	0.36

Administrative reorganization costs	—	0.07	—	0.07

Nonrecurring restaurant costs	—	0.00	—	0.02

Net income allocated to unvested participating restricted stock	(0.01)	(0.01)	(0.03)	(0.04)

Rounding	0.01	—	0.03	—

Diluted net income available to common stockholders per share, as adjusted	$0.39	$1.78	$1.79	$6.95

Numerator for basic EPS-income available to common stockholders, as adjusted	$6,405	$29,718	$29,277	$119,746

Effect of unvested participating restricted stock using the two-class method	2	8	4	44

Numerator for diluted EPS-income available to common stockholders, as adjusted	$6,407	$29,726	$29,281	$119,790

Denominator for basic EPS-weighted-average shares	16,232	16,449	16,230	16,934

Dilutive effect of stock options	137	249	100	311

Denominator for diluted EPS-weighted-average shares	16,369	16,698	16,330	17,245

A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/DIN or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/DIN 2021 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. To elect ten directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified: 01 - Howard M. Berk 04 - Richard J. Dahl 07 - Caroline W. Nahas 10 - Lilian C. Tomovich For Against Abstain 02 - Daniel J. Brestle 05 - Michael C. Hyter 08 - Douglas M. Pasquale For Against Abstain 03 - Susan M. Collyns 06 - Larry A. Kay 09 - John W. Peyton For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2021. For Against Abstain 3. Approval, on an advisory basis, of the compensation of the Corporation's named executive officers. For Against Abstain B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box.

The 2021 Annual Meeting of Stockholders of Dine Brands Global, Inc. will be held on Tuesday, May 11, 2021 at 8:00am local time, virtually via the internet at www.meetingcenter.io/265229604. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is - DIN2021. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/DIN Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/DIN IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Dine Brands Global, Inc. Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting - May 11, 2021 John W. Peyton and Christine K. Son, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Dine Brands Global, Inc. to be held on May 11, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. To elect ten directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified: For Against Abstain 01 - Howard M. Berk 04 - Richard J. Dahl 07 - Caroline W. Nahas 02 - Daniel J. Brestle 05 - Michael C. Hyter 08 - Douglas M. Pasquale 03 - Susan M. Collyns 06 - Larry A. Kay 09 - John W. Peyton 10 - Lilian C. Tomovich 2. Ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditor for the fiscal year ending December 31, 2021. 3. Approval, on an advisory basis, of the compensation of the Corporation's named executive officers. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 1 U P X 03ESCD

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/DIN IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Dine Brands Global, Inc. Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting - May 11, 2021 John W. Peyton and Christine K. Son, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Dine Brands Global, Inc. to be held on May 11, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)